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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG

                         AMERICAN MEDICAL SYSTEMS, INC.,

                           SNOWBALL ACQUISITION CORP.,

                                 CRYOGEN, INC.,

                                       AND

                                  ROBERT KNARR

                          DATED AS OF DECEMBER 13, 2002



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                                Table of Contents

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ARTICLE 1  THE MERGER; CONVERSION OF SHARES.......................................................................1
   1.1  The Merger................................................................................................1
   1.2  Effective Time............................................................................................1
   1.3  Closing of the Merger.....................................................................................1
   1.4  Effects of the Merger.....................................................................................2
   1.5  Articles of Incorporation of the Surviving Corporation....................................................2
   1.6  Bylaws of the Surviving Corporation.......................................................................2
   1.7  Directors and Officers of the Surviving Corporation.......................................................2
   1.8  Merger Consideration......................................................................................2
   1.9  Earnout Payment...........................................................................................4
   1.10  Closing Balance Sheet....................................................................................7
   1.11  Cancellation and Conversion of Company Securities at the Effective Time..................................8
   1.12  Dissenting Shares.......................................................................................11
   1.13  Escrow Procedure; Exchange of Certificates..............................................................12

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................14
   2.1  Corporate Organization and Power.........................................................................14
   2.2  Subsidiaries.............................................................................................14
   2.3  Authorization............................................................................................15
   2.4  Capitalization of the Company............................................................................16
   2.5  Non-Contravention........................................................................................16
   2.6  Consents and Approvals...................................................................................17
   2.7  Financial Statements; Undisclosed Liabilities............................................................17
   2.8  Absence of Certain Changes...............................................................................18
   2.9  Assets and Properties....................................................................................20
   2.10  Manufacturing Compliance................................................................................20
   2.11  Inventories.............................................................................................21
   2.12  Receivables.............................................................................................21
   2.13  Litigation..............................................................................................21
   2.14  Contracts...............................................................................................21
   2.15  Permits.................................................................................................23
   2.16  Compliance with Applicable Laws.........................................................................23
   2.17  Employee Benefit Matters................................................................................23
   2.18  Labor and Employment Matters............................................................................27
   2.19  Intellectual Property...................................................................................28
   2.20  Environmental Compliance................................................................................29
   2.21  Insurance...............................................................................................30
   2.22  Tax Matters.............................................................................................31
   2.23  Bank Accounts; Powers of Attorney.......................................................................33
   2.24  Orders, Commitments and Returns.........................................................................33
   2.25  Product Liability Claims................................................................................33
   2.26  Warranties..............................................................................................33
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   2.27  Relations with Suppliers and Customers..................................................................34
   2.28  Indemnification Obligations.............................................................................34
   2.29  Absence of Certain Business Practices...................................................................34
   2.30  Brokers.................................................................................................34
   2.31  Minute Books............................................................................................35
   2.32  Shareholder Agreements..................................................................................35
   2.33  Disclosure..............................................................................................35
   2.34  Investigation by Parent.................................................................................35

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY........................................36
   3.1  Corporate Existence and Power............................................................................36
   3.2  Authorization............................................................................................36
   3.3  Consents and Approvals...................................................................................36
   3.4  Available Capital Resources..............................................................................37
   3.5  Disclosure...............................................................................................37
   3.6  Non-Contravention........................................................................................37
   3.7  Brokers..................................................................................................37
   3.8  Financial Statements.....................................................................................37
   3.9  Litigation...............................................................................................38

ARTICLE 4  COVENANTS.............................................................................................38
   4.1  Conduct of the Business..................................................................................38
   4.2  Company's Agreements as to Specified Matters.............................................................38
   4.3  Full Access..............................................................................................40
   4.4  Confidentiality..........................................................................................41
   4.5  Filings; Consents; Removal of Objections.................................................................41
   4.6  Further Assurances; Cooperation; Notification............................................................42
   4.7  Approval of Shareholders.................................................................................42
   4.8  Update Disclosure; Breaches..............................................................................43
   4.9  No Solicitation..........................................................................................43
   4.10  Public Announcements....................................................................................43
   4.11  Preparation of Tax Returns: Tax Matters.................................................................44
   4.12  Restated Company Charter................................................................................44
   4.13  Top Heavy Report........................................................................................44
   4.14  Lessor Consents.........................................................................................44

ARTICLE 5  CONDITIONS TO PARENT'S AND MERGER SUBSIDIARY'S OBLIGATIONS............................................45
   5.1  Representations and Warranties True......................................................................45
   5.2  Performance..............................................................................................45
   5.3  Filed Agreement of Merger................................................................................45
   5.4  Estimated Closing Balance Sheet..........................................................................45
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   5.5  Required Approvals and Consents..........................................................................45
   5.6  No Proceeding or Litigation..............................................................................45
   5.7  Legislation..............................................................................................46
   5.8  No Material Adverse Effect...............................................................................46
   5.9  Certificates.............................................................................................46
   5.10  Other Receipts; Good Standing...........................................................................46
   5.11  Opinion of Company Counsel..............................................................................46
   5.12  Escrow Agreement........................................................................................46
   5.13  Shareholder Agreements..................................................................................46
   5.14  Shareholder Approval....................................................................................46
   5.15  Resignation.............................................................................................46
   5.16  Restated Company Charter................................................................................46
   5.17  Termination of Marketing and Sales Agreement............................................................47
   5.18  Termination of Management Rights Agreement..............................................................47
   5.19  Termination of Observation Rights Agreement.............................................................47
   5.20  Termination of Voting Agreement.........................................................................47
   5.21  Termination of Investor Rights Agreement................................................................47

ARTICLE 6  CONDITIONS TO COMPANY'S OBLIGATIONS...................................................................47
   6.1  Representations and Warranties True......................................................................47
   6.2  Performance..............................................................................................47
   6.3  Filed Agreement of Merger................................................................................47
   6.4  Corporate Approvals......................................................................................47
   6.5  No Proceeding or Litigation..............................................................................48
   6.6  Legislation..............................................................................................48
   6.7  Certificates.............................................................................................48
   6.8  Other Receipts; Good Standing............................................................................48
   6.9  Opinion of Parent Counsel................................................................................48
   6.10  Escrow Agreement........................................................................................48

ARTICLE 7  TERMINATION...........................................................................................48
   7.1  Methods of Termination...................................................................................48
   7.2  Procedure Upon Termination...............................................................................49
   7.3  Effect of Termination....................................................................................49

ARTICLE 8  SURVIVAL AND INDEMNIFICATION..........................................................................49
   8.1  Survival.................................................................................................50
   8.2  Indemnification by Shareholders..........................................................................50
   8.3  Indemnification by Parent................................................................................50
   8.4  Claims for Indemnification...............................................................................51
   8.5  Indemnification Limits...................................................................................52
   8.6  Right of Off-Set.........................................................................................53
   8.7  Escrow Funds.............................................................................................53
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   8.8  Expenses of Shareholders' Representative.................................................................53

ARTICLE 9  ARBITRATION...........................................................................................53
   9.1  Dispute..................................................................................................53
   9.2  Mediation................................................................................................53
   9.3  Arbitration..............................................................................................54

ARTICLE 10  DEFINITIONS..........................................................................................55
   10.1  Definitions.............................................................................................55

ARTICLE 11  MISCELLANEOUS........................................................................................62
   11.1  Notices.................................................................................................62
   11.2  Amendments; No Waivers..................................................................................63
   11.3  Expenses................................................................................................63
   11.4  Successors and Assigns..................................................................................64
   11.5  Governing Law...........................................................................................64
   11.6  Counterparts; Effectiveness.............................................................................64
   11.7  Entire Agreement........................................................................................64
   11.8  Captions................................................................................................64
   11.9  Severability............................................................................................64
   11.10  Construction...........................................................................................64
   11.11  Cumulative Remedies....................................................................................65
   11.12  Third Party Beneficiaries..............................................................................65
   11.13  Appointment of Shareholders' Representative; Enforcement of Rights, Benefits and Remedies..............65
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 13, 2002, is entered into by and among American Medical Systems, Inc., a Delaware corporation ("Parent"), Snowball Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), Cryogen, Inc., a California corporation ("Company"), and Robert Knarr, as Shareholders' Representative (the "Shareholders' Representative").

         WHEREAS, the Board of Directors of each of the Company, Parent and Merger Subsidiary have (i) determined that the Merger (as defined below) is fair and in the best interests of their respective stockholders and (ii) approved the Merger of Merger Subsidiary with and into the Company, with the Company surviving, in accordance with the terms and conditions of this Agreement.

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Subsidiary hereby agree as follows:

                                   ARTICLE 1
                        THE MERGER; CONVERSION OF SHARES

1.1 The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the "CGCL"), Merger Subsidiary shall be merged with and into the Company, and following the merger, the Company shall continue as the surviving corporation (the "Surviving Corporation"), the separate corporate existence of Merger Subsidiary shall cease and the Surviving Corporation shall continue to be governed by the laws of the State of California (the "Merger").

1.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below) the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of California, an Agreement of Merger (the "Agreement of Merger"), in the form as required by, and executed and acknowledged in accordance with, the applicable provisions of the CGCL, and will be substantially in the form attached hereto as Exhibit A. The Merger shall become effective at the date and time the Agreement of Merger is filed or, if agreed to by the Parent and the Company, such later date or time set forth in the Agreement of Merger (the "Effective Time").

1.3 Closing of the Merger. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Article 7 hereof, the closing of the Merger (the "Closing") will take place on a date (the "Closing Date") to be specified by Parent and the Company which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Articles 5 and 6


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         (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at 10:00 a.m., local time, at the offices of Oppenheimer, Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402, unless another time, date, place or manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) is agreed to in writing by the parties hereto. The parties will use commercially reasonable efforts to consummate the Closing by December 30, 2002; provided, however, that in no event shall the Closing occur later than January 31, 2003 (the "Termination Date").

1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Agreement of Merger and the CGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation shall become a wholly-owned subsidiary of Parent.

1.5 Articles of Incorporation of the Surviving Corporation. The form of Articles of Incorporation of Merger Subsidiary, as amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter further amended in accordance with applicable law and such Articles of Incorporation, except that the name of the Surviving Corporation shall be Cryogen, Inc.

1.6 Bylaws of the Surviving Corporation. The Bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law, except that the name of the Surviving Corporation shall be Cryogen, Inc.

1.7 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers respectively, of the Surviving Corporation until their respective successors shall be duly elected and qualified.

1.8      Merger Consideration. Subject to Section 1.12 (Dissenting Shares) and
         Section 8.6 (Right of Off-Set), Parent shall pay for all of the Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time the consideration set forth in
         Section 1.8 and Section 1.10.

         (a) At Closing, Parent shall pay Forty Million Dollars ($40,000,000) (the "Initial Payment") plus or minus, as the case may be, the Purchase Price Adjustment (as defined in section 1.8(b)) (as so adjusted, the "Estimated Initial Merger Consideration"), which shall be paid by Parent to the Persons and in the amounts as follows: (i) Three Million Dollars ($3,000,000) (the "Escrow Funds") to the Escrow Agent to be held in escrow to secure any indemnification obligation of the Shareholders under Section 8.3 and to refund to Parent any negative Purchase



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                  Price Adjustment due Parent after final determination of the
                  Closing Balance Sheet in accordance with Section 1.10; (ii) the Transaction Expenses to the Persons and in the amounts as set forth in Schedule 1.8(d); and (iii) the balance of the Estimated Initial Merger Consideration to the Payment Agent for distribution to the Shareholders in accordance with the terms of the Payment Agreement or to such Shareholders as have delivered to Parent properly assigned stock certificates and properly executed letters of transmittal, in form acceptable to Parent, prior to Closing (such balance payable to the Shareholders is sometimes referred to herein as the "Net Initial Merger Consideration"). The Escrow Funds shall not be distributed to the Shareholders until eighteen (18) months after the Effective Time and shall only be distributed in accordance with the terms and conditions of the Escrow Agreement. In the event that Parent shall have perfected, prior to the expiration of such 18 month period, a claim for indemnification pursuant to Section 8.4, the Shareholders' Representative and the Parent shall endeavor in good faith to determine a reasonable estimate of the maximum amount of such claim and shall instruct the Escrow Agent to deliver any excess amount of Escrow Funds to the Payment Agent for distribution to the Shareholders in accordance with the Escrow Agreement.

         (b) The Initial Payment shall be adjusted (the "Purchase Price Adjustment") as follows: (a) increased or decreased on a dollar-for-dollar basis, by the amount that the Net Equity (as defined below), as reflected in the Estimated Closing Balance Sheet (as defined in Section 1.8(c)) is greater or less than negative One Hundred Fifty Thousand Dollars (-$150,000) (the "Net Equity Threshold"); and (b) decreased by the amount of consideration that would have been payable to Dissenting Shareholders (as defined below) if they had not perfected their rights as Dissenting Shareholders. For purposes of clarity, the Purchase Price Adjustment shall increase the amount of Initial Merger Consideration to the extent the Net Equity is greater than the Net Equity Threshold and shall decrease the amount of Initial Merger Consideration to the extent the Net Equity is less than the Net Equity Threshold. For purposes hereof, the term "Net Equity" shall mean the Company's total assets less total liabilities as reflected on the Estimated Closing Balance Sheet, prepared in accordance with Section 1.10, and shall include Transaction Expenses and Severance Accruals but shall not include as an asset any prepaid expenses for the cost of tail coverage for director and officer liability or product liability insurance. The Purchase Price Adjustment shall not be subject to the limitations on indemnification set forth in Section 8.5 and shall not be affected by whether or not any item reflected on or accounted for in the Closing Balance Sheet (and therefore included in the Purchase Price Adjustment) would constitute a breach of representation or warranty in this Agreement.

         (c) Not less than three business days prior to the Closing, the Company shall prepare and deliver to Parent (i) a good faith estimate of the Estimated Initial Merger Consideration, setting forth, in reasonable detail, a calculation of: (A) the estimated Net Equity; (B) the Severance Accruals; (C) the estimated Transaction Expenses; and (D) the estimated consideration that would have been payable to Dissenting Shareholders if they had not perfected their rights as Dissenting



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                  Shareholders; (ii) an estimated consolidated balance sheet for the Company and the Subsidiaries as of the Closing Date (the "Estimated Closing Balance Sheet"), with the items described in subclauses (c)(i) and (ii) above prepared in accordance with GAAP as applicable to interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required for compliance with
                  GAAP) on a basis consistent with the accounting methods, practices and procedures used to prepare the Latest Financial Statements (as defined in Section 2.7); and (iii) a certificate of a duly authorized officer of the Company certifying the foregoing.

         (d) The Company shall deliver to Parent on the date hereof an interim Schedule 1.8(d) hereto, setting forth the estimated Transaction Expenses. Immediately prior to the Closing, the Company shall update Schedule 1.8(d) hereto to reflect such Transaction Expenses through the Closing. At the Closing, Parent, on behalf of the Company, shall pay the Transaction Expenses in accordance with Schedule 1.8(d) hereto, as so amended.

1.9 Earnout Payment. As additional consideration for the Merger and subject to the conditions set forth in this Section 1.9, Section 1.12 (Dissenting Shares) and Section 8.6 (Right of Off-Set), Parent shall make an additional payment (an "Earnout Payment") to the Payment Agent for distribution to those Shareholders who are not otherwise Dissenting Shareholders (as defined in Section 1.12) ("Participating Shareholders") in an amount equal to (A) the product of the Net Product Revenues for the Payment Period (as defined below) multiplied by three
         (3), less (B) Forty Million Dollars ($40,000,000); provided however, that the Earnout Payment shall not exceed One Hundred Ten Million Dollars ($110,000,000). As used herein, the term "Payment Period" shall refer to a period of four consecutive fiscal quarters of Parent, determined pursuant to subsection (b) below, occurring between the first day of Parent's fiscal quarter beginning on December 29, 2002 and ending on the last day of Parent's fiscal quarter ending on or about December 31, 2005 (the "Earnout Period").

         (a) During the period commencing on the Closing Date and ending on the Earnout Payment Date (as defined below), Parent shall deliver quarterly to the Shareholders' Representative, no later than thirty (30) days following the last day of Parent's fiscal quarter, a statement with reasonable detail reflecting Parent's calculation of Net Product Revenues for the prior fiscal quarter, which such statement shall be prepared in accordance with GAAP on a basis consistent with the accounting principles and revenue recognition policies followed by Parent in the preparation of its financial statements. In his discretion, the Shareholders' Representative may distribute these statements to Participating Shareholders who held at least 250,000 shares of Company Capital Stock immediately prior to the Effective Time (except that such threshold shall not apply if the Shareholder Representative is seeking a Shareholder consent pursuant to Section 1.9(b)), provided in each case that such Participating Shareholders have agreed to be bound by the confidentiality obligations set forth in
                  Section 4.4 herein. The Shareholders' Representative may cause an audit to be made, at his sole cost and expense, of those books and records of Parent that are necessary to review and


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                  audit the quarterly statement and Parent's calculation of Net
                  Product Revenues. Any such audit shall be conducted only by an independent certified accountant selected by the Shareholders' Representative and reasonably acceptable to Parent, after prior written notice to Parent, and shall be conducted during regular business hours at Parent's offices and in such a manner so as not to interfere with Parent's normal business activities. Parent agrees to permit such accountants, during normal business hours, to have reasonable access to, and to examine and make copies of, those books and records of Parent that are necessary to review and audit the quarterly statement and Parent's calculation of Net Product Revenues. Neither the Shareholders' Representative nor such auditors will have the right to review or audit any other books and records of Parent. In no event shall the audits be made more than once in any nine (9) month period, nor shall the records supporting any statements be audited more than once for the same purpose. In the event any such audit reveals any discrepancy less than five percent (5%) of the Net Product Revenues for the respective quarterly period, Shareholders shall pay for the reasonable third party costs and expenses of such audit. In the event any such audit reveals any discrepancy greater than or equal to five percent (5%) of the Net Product Revenues for the respective quarterly period, Parent shall pay for the reasonable third party costs and expenses of such audit.

         (b) At any time during the Earnout Period and within sixty (60) days of receipt of a quarterly statement, and provided that the Shareholders' Representative receives the written consent of at least a majority in interest, on a class voting basis, of the Participating Shareholders, the Shareholders' Representative may send notice to Parent demanding payment of the Earnout Payment (the "Earnout Demand Notice") based on Net Product Revenues for the consecutive four (4) fiscal quarters of Parent immediately preceding the date of the Earnout Demand Notice. In the event that the Shareholders' Representative does not deliver an Earnout Demand Notice to Parent during the Earnout Period, then the relevant Payment Period under which the Earnout Payment is to be calculated shall be the final consecutive four (4) fiscal quarters of Parent occurring during the Earnout Period.

         (c) Within thirty (30) days after delivery of the Earnout Demand Notice, or Parent's last fiscal quarter in the Earnout Period, as applicable, Parent shall deliver to Shareholders' Representative a statement with reasonable detail reflecting Parent's calculation of Net Product Revenues for the Payment Period (the "Earnout Calculation"), which such statement shall be prepared in accordance with GAAP from the books and records of Parent, on a basis consistent with the accounting principles and revenue recognition policies followed by Parent in the preparation of its financial statements. The Earnout Calculation shall be accompanied by a schedule showing Net Product Revenues by fiscal quarter during the Payment Period and by a written confirmation of Parent stating that, to Parent's knowledge, the Earnout Calculation has been made in accordance with GAAP. In his discretion, the Shareholders' Representative may distribute the Earnout Calculation and accompanying schedules to the Participating Shareholders provided that such Participating Shareholders have agreed to be bound by the confidentiality obligations set forth in
                  Section 4.4
                  herein. The Earnout Calculation will be deemed to be accepted by the Shareholders' Representative and shall be conclusive for purposes of determining the Earnout Calculation, if any, unless the Shareholders' Representative shall have delivered to Parent within fifteen (15) Business Days following delivery of the Earnout Calculation a written statement objecting to any of the information contained in the Earnout Calculation, specifying in reasonable detail the amount in dispute and accompanied by detailed schedules and work papers providing reasonable support for such determination.

         (d) In the event of a dispute or disagreement relating to the Earnout Calculation which Parent and the Shareholders' Representative are unable to resolve by good faith discussions, either Parent or the Shareholders' Representative may elect to have all such disputes or disagreements resolved by an accounting firm of nationally recognized standing to be mutually selected by the Shareholders' Representative and Parent. Such designated accounting firm shall make a resolution of the Earnout Calculation, which shall be final, binding and enforceable as an arbitration award for all purposes. The designated accounting firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days of submission of the Earnout Calculation to it and, in any case, as soon as practicable after such submission. In the event any such audit reveals any discrepancy less than five percent (5%) of the Net Product Revenues for the Payment Period, Shareholders shall pay the entire costs and expenses for the services of the designated accounting firm. In the event any such audit reveals any discrepancy greater than or equal to five percent (5%) of the Net Product Revenues for the Payment Period, Parent shall pay the entire costs and expenses for the services of the designated accounting firm. Any additional Earnout Payment determined to be payable to the Participating Shareholders through good faith discussion or by the designated accounting firm shall be payable to the Payment Agent in accordance with
                  Section 1.9(e).

         (e) Within (i) sixty (60) days following delivery of the Earnout Demand Notice, or (ii) twenty (20) days following final determination of the Earnout Calculation, pursuant to Section 1.9(c) or (d), whichever is later (the "Earnout Payment Date"), Parent shall pay the Earnout Payment to the Payment Agent for distribution to the Participating Shareholders, if earned.

         (f) During the period commencing on the Closing Date and ending on the Earnout Payment Date, Parent will use commercially reasonable efforts to promote, market and sell the Products and in good faith not undertake any action the purpose of which is to negatively impact the Participating Shareholders' right to receive an Earnout Payment hereunder. In furtherance of the foregoing covenant, Parent covenants and agrees that it will not (i) enter into any sales agreements with respect to the Product with any Affiliates of Parent whose revenues are not consolidated with Parent's revenues on pricing and other terms that have not been negotiated at "arms length" and which are reasonable and customary, and (ii) divest or sell any division responsible for selling and marketing the assets


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                  constituting the Product, unless express provision has been made with any such successor corporation to assume Parent's obligations pursuant to this Section 1.9.

1.10     Closing Balance Sheet.

         (a) Within sixty (60) days after the Closing Date, Parent shall have the right to deliver to the Shareholders' Representative a balance sheet of Company as of the Closing Date, prepared in accordance with GAAP, including footnotes, from the books and records of Company, on a basis consistent in every respect with the accounting principles theretofore followed by Company in the preparation of the Latest Financial Statements and the Annual Financial Statements (as such terms are defined in Section 2.7 below), and fairly presenting the financial position of Company as of the Closing Date. The balance sheet shall be accompanied by detailed schedules and by a written confirmation of Parent stating that, to Parent's knowledge,
                  (a) the examination of the balance sheet has been made in accordance with GAAP and (b) the balance sheet has been prepared in accordance with GAAP based upon information available to the Company, on a basis consistent with the accounting principles theretofore followed by Company, except as otherwise provided in this Section 1.10, and (c) setting forth the amount of the final Purchase Price Adjustment and by whom to be paid pursuant to Section 1.8 hereof.

         (b) Within thirty (30) days following the delivery of the balance sheet referred to in Section 1.10(a), the Shareholders' Representative may object to any of the information contained in said balance sheet or accompanying schedules which could affect the necessity or amount of any payment by Parent or the Shareholders pursuant to Section 1.8. Any such objection shall be made in writing delivered to Parent and shall state the Shareholders' determination of the amount of the Purchase Price Adjustment, accompanied by detailed schedules and work papers providing reasonable support for such determination.

         (c) In the event of a dispute or disagreement relating to the balance sheet, schedules, or final Purchase Price Adjustment which Parent and the Shareholders' Representative are unable to resolve by good faith discussions, either Parent or Shareholders' Representative may elect to have all such disputes or disagreements resolved by an accounting firm of nationally recognized standing (the "Third Accounting Firm") to be mutually selected by the Shareholders' Representative and Parent. The Third Accounting Firm shall make a resolution of the balance sheet of Company as of the Closing Date including a calculation of Net Equity as of the Closing Date and a determination of the final Purchase Price Adjustment which shall be final, binding and enforceable as an arbitration award for all purposes. The Third Accounting Firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days of submission of the balance sheet to it and, in any case, as soon as practicable after such submission. In the event any such audit reveals any discrepancy less than five percent (5%) of the Purchase Price Adjustment, Shareholders shall pay the entire costs and expenses for the Third Accounting Firm. In the event any such audit reveals any discrepancy greater than or equal to five percent (5%) of the Purchase Price Adjustment, Parent shall pay the entire costs and expenses for the services of the Third Accounting Firm. As used in this Agreement, the term "Closing Balance Sheet" shall mean the balance sheet of Company as of the Closing Date as finally determined for purposes of this Article 1, whether by acquiescence of Parent of the Estimated Closing Balance Sheet prepared by the Company, acquiescence of Shareholders' Representative in the balance sheet as of the Closing Date by Parent, by negotiation and agreement of the parties, or by the Third Accounting Firm.

         (d) Promptly after the Closing Balance Sheet and the Purchase Price Adjustment become final and binding on the parties, the Estimated Initial Merger Consideration shall be recalculated by giving effect to such final and binding amounts (as recalculated, the "Final Initial Merger Consideration"). If the Estimated Initial Merger Consideration is greater than the Final Initial Merger Consideration, the Escrow Agent shall immediately remit cash to Parent, in accordance with the Escrow Agreement, in the amount by which the Estimated Initial Merger Consideration exceeds the Final Initial Merger Consideration. If the Final Initial Merger Consideration is greater than the Estimated Initial Merger Consideration, Parent shall deposit additional funds with the Payment Agent for distribution to the Shareholders in accordance with the Payment Agreement in the amount by which the Final Initial Merger Consideration exceeds the Estimated Initial Merger Consideration (with interest at a rate equal to the "prime rate" as published in The Wall Street Journal on the Closing Date, calculated from the Closing Date until the date of payment).

1.11 Cancellation and Conversion of Company Securities at the Effective Time. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger Subsidiary:

         (a) Subject to the terms and conditions of this Article 1, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than (1) Company Common Stock held in the Company's treasury or by any of the Company's Subsidiaries, (2) Company Common Stock held by Parent, Merger Subsidiary or any other Subsidiary of Parent, and (3) Dissenting Shares) shall automatically be converted into the right to receive Merger Consideration in cash, payable to the holders thereof upon surrender of the Certificates (as defined in Section 1.13 below) in accordance with Section 1.11(c);

         (b) Subject to the terms and conditions of this Article 1, each share of Company Preferred Stock, issued and outstanding immediately prior to the Effective Time (other than (1) Preferred Stock held in the Company's treasury or by any of the Company's Subsidiaries, (2) Company Preferred Stock held by Parent, Merger Subsidiary or any other Subsidiary of Parent, and (3) Dissenting Shares) shall automatically be converted into the right to receive Merger Consideration in cash, payable to the holders thereof upon surrender of the Certificates (as defined in Section 1.13 below) in accordance with Section 1.11(c);

         (c) Schedule 1.11(c) hereto sets forth the name and mailing address of each Shareholder and the class, series and number of shares of Company Capital Stock owned by each such Shareholder. The aggregate amount of Merger Consideration (including the Earnout Payment, if any) to be paid to Shareholders pursuant to this Agreement shall be paid in accordance with the liquidation preference provisions set forth in Article III, Section B.2(f) of the Restated Company Charter, as shall be in effect immediately prior to the Closing, as follows:

                  (i) All of the Net Initial Merger Consideration shall be paid to the holders of the Company's Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in accordance with their percentage interests in the Series D, E & F Preference Amount, as set forth on Schedule 1.11(c)(i) hereto;

                  (ii) upon the completion of the payment in full of the Net Initial Merger Consideration in accordance with subsection (c)(i) above, the next $1,500,000 of Merger Consideration (the "Second Preference Amount") shall be paid to the holders of the Company's Series G Preferred Stock (which shall be authorized pursuant to the Restated Company Charter (the "Series G Preferred Stock")) pro rata in proportion to the number of outstanding shares of Series G Preferred Stock held by each such holder, which pro rata amounts shall be set forth in a certificate delivered by the Company to Parent at the Closing;

                  (iii) upon the completion of the payment in full of the Second Preference Amount in accordance with subsection (c)(ii) above, the next distribution of Merger Consideration (the "Third Preference Amount") shall be paid to the holders of the Company's Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in accordance with their percentage interests in the Series D, E & F Preference Amount as set forth on Schedule 1.11(c)(i) hereto until such holders shall have received an aggregate amount, including the payment to such holders of the Net Initial Merger Consideration pursuant to subsection 1.11(c)(i) above, equal to the Series D, E & F Preference Amount, less $1,500,000;

                  (iv) upon the completion of the payment in full of the Third Preference Amount in accordance with subsection
                           (c)(iii) above, the next $8,141,976 of Merger Consideration (the "Fourth Preference Amount") shall be paid to the holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in accordance with their percentage interests in the Fourth Preference Amount as set forth on Schedule 1.11(c)(iv) hereto;

                  (v) upon the completion of the payment in full of the Fourth Preference Amount in accordance with subsection (c)(iv) above, the next $1,500,000 of Merger Consideration shall be paid to the holders of the Company's Series D Preferred Stock, Series E Preferred Stock and Series F Preferred

                           Stock in accordance with their percentage interests in the Series D, E & F Preference Amount as set forth on Schedule 1.11(c)(i) hereto;

                  (vi) upon the completion of the payment in full of the amount described in subsection (c)(v) above, the next distribution of Merger Consideration shall be paid to the holders of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock until such holders shall have received an aggregate amount equal to (A) the quotient obtained by dividing $1,500,000 by a fraction the numerator of which is equal to the number of shares of Series G Preferred Stock outstanding immediately prior to the Effective Time and the denominator of which is equal to the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (assuming the conversion into Company Common Stock of all outstanding shares of Company Preferred Stock), minus
                           (B) $1,500,000, which shall be distributed among the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock pro rata based on the number of shares of Company Common Stock held by each such holder (assuming the conversion into Company Common Stock of all such shares of Company Preferred Stock).

                  (vii) upon the completion of the payment in full of the amount described in subsection (c)(vi) above, any remaining Merger Consideration shall be paid to the holders of the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock pro rata based on the number of shares of Company Common Stock held by each such holder (assuming the conversion of all outstanding shares of Company Preferred Stock into Company Common Stock in accordance with the Restated Company Charter).

         (d) Each Company Stock Option that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, shall, effective as of the Effective Time, be cancelled and terminated in accordance with the terms of the Company Stock Option Plans or agreements, arrangements or instruments, as applicable. Except for (i) a warrant to purchase up to 13,100 shares of the Company's Series B Preferred Stock issued to Comdisco, Inc. on August 25, 1997, and (ii) a warrant to purchase up to 111,111 shares of the Company's Series C Preferred Stock issued to Comdisco, Inc. on March 25, 1998 (collectively, the "Comdisco Warrants") (each of which shall, to the extent required by their terms, remain outstanding and be converted into the right to receive a pro rata share of the Earnout Payment, if any, to the extent that such warrants are validly exercised by the holder thereof), each Company Warrant that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, shall, effective as of the Effective Time, be cancelled and terminated in accordance with the terms of such Company Warrants or agreements, arrangements or instruments, as applicable. The Company has delivered or will deliver to each holder of Company Warrants outstanding on the date hereof (other than the Comdisco Warrants) a notice sufficient to cause such outstanding warrants to be cancelled and terminated immediately prior to the Effective Time.

         (e) Each share of the common stock, no par value, of Merger Subsidiary ("Merger Subsidiary Common Stock"), issued and outstanding at the Effective Time of the Merger shall be converted into one share of common stock, no par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

         (f) Each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company and each share of Company Common Stock and Company Preferred Stock held by Parent, Merger Subsidiary or any Subsidiary of Parent, Merger Subsidiary or the Company immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holder thereof, be canceled, retired and cease to exist without payment of any consideration therefore and without any conversion thereof.

1.12     Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time that are held by any holder of shares of Company Capital Stock who has not voted in favor of the Merger (if entitled to vote) and has properly exercised and perfected appraisal rights in accordance with Section 1300 et. seq. of the CGCL (such holders are referred to as "Dissenting Shareholders" and such shares are referred to as "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, but will become entitled to the right to receive such consideration as may be determined to be due to the holders of such Dissenting Shares pursuant to the CGCL; provided, however, that any holder of Dissenting Shares who will have failed to perfect or who effectively will have withdrawn or lost such rights of appraisal under the CGCL will forfeit the right to appraisal of such shares of Company Capital Stock, and such shares of Company Capital Stock will no longer be Dissenting Shares and, as of the Effective Time, will be deemed to have been converted into the right to receive the Merger Consideration.

         (b) The Company will give Parent and Merger Subsidiary prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and, Parent will have the right to participate at its sole expense in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding anything to the contrary in this Section 1.12 if (i) the Merger is terminated, rescinded or abandoned or
                  (ii) if
                  the Shareholders revoke the authority to effect the Merger, then the right of any Shareholder to appraisal under Section 1300 et. seq. of the CGCL shall cease. The Surviving Corporation will comply with all obligations of the CGCL with respect to Dissenting Shareholders.

         (c) The holders of shares of Parent Common Stock shall not be entitled to appraisal rights.

1.13     Escrow Procedure; Exchange of Certificates.

         (a) U.S. Bank National Association or such other bank as the parties may agree shall act as the payment agent (in such capacity, the "Payment Agent") pursuant to a payment agreement, to be entered into between the Company and the Payment Agent (the "Payment Agreement") and escrow agent (in such capacity, the "Escrow Agent") pursuant to the Escrow Agreement, for the benefit of the holders of Company Common Stock and Company Preferred Stock for the purpose of paying the Merger Consideration upon surrender of certificates which immediately prior to the Effective Time represented Company Common Stock or Company Preferred Stock (in either case, the "Certificates") for the Merger Consideration.

         (b) At the Closing, Parent shall deposit, or shall cause to be deposited, with the Payment Agent pursuant to the Payment Agreement, for the benefit of the Shareholders, cash in U.S. dollars in an amount equal to the Net Initial Merger Consideration, less amounts paid directly to Shareholders pursuant to Section 1.8(a).

         (c) To the extent that sums are released by the Payment Agent or the Escrow Agent to the Shareholders or the Parent in accordance with this Agreement or the Escrow Agreement, the pro-rata portion of any accumulated interest shall be distributed therewith.

         (d) As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of
                  Certificates: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Merger Subsidiary and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a cash payment of the proper Merger Consideration when and if it becomes payable under this Agreement. Upon surrender of a Certificate for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Merger Subsidiary, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor by check or wire transfer, as the case may be, an amount equal to the proper Merger Consideration when and if it becomes payable under this Agreement, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any Merger Consideration upon the surrender of any Certificates. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, payment of the proper Merger Consideration when and if it becomes payable under this Agreement may be paid to a transferee if the Certificate representing such Company Common Stock or Company Preferred Stock, as applicable, is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares have been paid. Until surrendered and exchanged as contemplated by this Section 1.13, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender an amount equal to the proper Merger Consideration when and if it becomes payable under this Agreement.

         (e) In the event that any Certificate shall have been lost, stolen or destroyed, the Payment Agent will, upon the making of an affidavit of that fact by the holder claiming such Certificate to have been lost, stolen or destroyed, pay the proper Merger Consideration as may be required pursuant to this Agreement, but for the failure to deliver such Certificate to the Payment Agent; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (f) The Merger Consideration paid upon the surrender of Certificates for exchange of Company Common Stock and Company Preferred Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and Company Preferred Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1, except as otherwise provided by Applicable Law.

         (g) Any portion of the Final Initial Merger Consideration set aside for distribution pursuant to this Section 1.13 to any holder of Company Common Stock or Company Preferred Stock that remains undistributed to any such holder for four years after the Effective Time shall be delivered to the Parent, upon demand, and any such holders who have not theretofore complied with this Article 1 shall thereafter look only to the Parent for payment of their claim for any Merger Consideration.

         (h) Notwithstanding Section 1.13(d), neither the Surviving Corporation nor Parent shall be liable to any holder of Company Common Stock or Company Preferred

                  Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (i) To the extent permitted by Applicable Law, (i) any amounts of Final Initial Merger Consideration remaining unclaimed by any holder of Company Common Stock or Company Preferred Stock four years after the Effective Time or (ii) any amounts of the Earnout Payment, if any, remaining unclaimed by any holder of Company Common Stock or Company Preferred Stock four years after delivery by Parent of the Earnout Payment (or in the case of (i) or (ii) such earlier date immediately prior to such times as such amounts would otherwise escheat to or become property of any governmental entity) shall become the property of the Parent, subject to the rights of any such Shareholder to claim such amounts from Parent.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to Parent and Merger Subsidiary to enter into this Agreement, with the understanding that Parent and Merger Subsidiary will be relying thereon in consummating the transactions contemplated hereunder, the Company hereby represents and warrants to Parent and Merger Subsidiary that except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Subsidiary on the date hereof (the "Disclosure Schedule") the statements contained in this Article 2 are true and correct. The Disclosure
Schedule is arranged in sections corresponding to the sections and subsections of this Article 2, and disclosure in one section of the Disclosure Schedule shall constitute disclosure for all sections of the Disclosure Schedule only to the extent to which the applicability of such disclosure is reasonably apparent.

2.1 Corporate Organization and Power. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and has all requisite corporate power and authority required to carry on its business as now conducted and to own, lease and operate the assets and properties of the Company and each Subsidiary as now owned, leased and operated. The Company and each Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by the Company or any Subsidiary or the nature of the business conducted by the Company or any Subsidiary requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its Subsidiaries.

2.2 Subsidiaries. The Company has heretofore delivered or made available to Parent complete and accurate copies of its Articles of Incorporation and bylaws and the organizational and governing documents for each Subsidiary, as currently in effect. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary, directly or indirectly, owns or controls or has any capital, equity, partnership, participation or other ownership interest in any corporation, partnership, joint venture or other business association or entity, except for the Company's ownership of its Subsidiaries. The Disclosure Schedule contains a list of the name and jurisdiction of incorporation of each Subsidiary and all jurisdictions in which the Company and each Subsidiary is qualified or licensed to do business. Except as set forth in the Disclosure Schedule, in the case of each Subsidiary: (a) all outstanding capital stock and other equity securities are owned or controlled directly or indirectly by Company free and clear of all Liens; (b) there are no contractual or consensual limitations on Company's ability to vote or alienate such securities, including without limitation, any voting trusts, voting agreements, or rights of first refusal or first option;
         (c) there are no outstanding options, warrants or other rights to purchase or acquire securities of such Subsidiary; (d) there are no contracts, commitments, understandings, arrangements or restrictions by which any such Subsidiary is bound to issue, sell, transfer or to purchase or acquire any shares of its capital stock or other equity securities or options, warrants or rights; and (e) all of the outstanding capital stock of such Subsidiary is duly authorized, validly issued, fully paid, nonassessable and was not issued in violation of preemptive rights.

2.3 Authorization. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining the necessary approval of its stockholders with respect to the Merger, the requisite corporate power and corporate authority to carry out the transactions contemplated herein. The Board of Directors of the Company have taken, and prior to the Closing the Shareholders will have taken, all action required by law, the Company's Articles of Incorporation and bylaws and otherwise to duly and validly authorize and approve the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and no other corporate proceedings on the part of the Company or any Subsidiary are, or will be, necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The affirmative vote of (i) the holders of a majority of the outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, each voting as a separate series, (ii) the holders of a majority of the outstanding shares of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a separate class, (iii) the holders of a majority of the outstanding shares of Company Common Stock, voting together as a separate class, (iv) the holders of a majority of the outstanding shares of the Company Preferred Stock, voting together as a separate class and (v) the holders of a majority of the outstanding shares of Company Capital Stock, voting together as a single class on an as-converted basis are the only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and to consummate the Merger. This Agreement has been, and the agreements, if any, required by Article 5 will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Subsidiary of this Agreement, constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.4 Capitalization of the Company. The authorized capital stock of the Company consists of (a) 63,000,000 shares of Company Common Stock, 2,170,904 shares of which are issued and outstanding; and (b) 46,100,000 shares of Company Preferred Stock, 1,214,286 shares of which have been designated as Series A Preferred Stock, all of which are issued and outstanding and are convertible into 1,124,286 shares of Company Common Stock, 3,800,000 shares of which have been designated as Series B Preferred Stock, 3,658,336 shares of which are issued and outstanding and are convertible into 4,769,729 shares of Company Common Stock, 2,600,000 shares of which have been designated as Series C Preferred Stock, 2,222,223 shares of which are issued and outstanding and are convertible into 3,377,079 shares of Company Common Stock, 4,100,000 shares of which have been designated as Series D Preferred Stock, 3,990,144 shares of which are issued and outstanding and are convertible into 6,314,604 shares of Company Common Stock, 12,100,000 shares of which have been designated as Series E Preferred Stock, 10,531,452 shares of which are issued and outstanding and are convertible into 16,239,338 shares of Company Common Stock, and 22,000,000 shares of which have been designated as Series F Preferred Stock, 20,916,183 shares of which are issued and outstanding and are convertible into 20,916,183 shares of Company Common Stock. All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding shares of Company Capital Stock are owned (of record) solely by the Shareholders in the exact amounts as shown on Section 2.4 of the Disclosure Schedule. There are 7,350,000 shares of Company Common Stock reserved for issuance pursuant to Company Stock Option Plans (including 4,219,225 shares subject to outstanding Company Stock Options), 1,080,016 shares of Company Preferred Stock subject to outstanding Company Warrants and 227,500 shares of Common Stock subject to outstanding Company Warrants. Each Company Stock Option that is currently outstanding, whether or not vested or exercisable, shall, effective as of the Effective Time, be cancelled and terminated in accordance with the terms of the Company Stock Option Plans or agreements, arrangements or instruments, as applicable. Except as set forth in this Section 2.4 and Section 2.4 of the Disclosure Schedule, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company or the Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) no options, warrants, contracts, understandings, agreements or other rights to purchase or acquire from the Company or the Subsidiaries, and, no obligations of the Company or the Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and
         (d) no equity equivalent interests in the ownership or earnings of the Company or the Subsidiaries or other similar rights (collectively, "Company Securities"). Except as set forth in Section 2.4 of the Disclosure Schedule, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in the Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

2.5 Non-Contravention. Neither the execution, delivery and performance by the Company of this Agreement nor the consummation of the transactions contemplated herein will (a) contravene or conflict with the Articles of Incorporation or bylaws of the Company or any charter documents or bylaws of any Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Company, any Subsidiary, or any of the Company's or Subsidiary's assets; (c) result in the creation or imposition of any Lien on any of the Company's or Subsidiary's assets, other than Permitted Liens or (d) be in conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under any terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, contract, franchise, permit, instrument or other agreement or obligation to which the Company or any Subsidiary is a party, or by which any of their respective properties or assets may be bound, except in the cases of clause (b) where such conflicts or other occurrences would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.6 Consents and Approvals. No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") any individual or entity, including without limitation any Governmental Authority or Person, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein, except (a) as set forth in the Disclosure Schedule, (b) requirements of the CGCL for filing of appropriate documents to effect the Merger, or (c) where the failure to make any such filing, or to obtain such permit, authorization, Consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent the Company from performing its obligations under this Agreement. The Company is the "acquired person" within the meaning of Rule 801.2(b) promulgated pursuant to the HSR Act and does not within the meaning of Rule 801.1 of the HSR Act directly or indirectly control (as defined in Rule 801.1(b)) any entities, trusts, partnerships or other business organizations. The Company had total assets as of the date of its last regularly prepared balance sheet (as determined in accordance with Rule 801.11 of the HSR Act) of less than Ten Million Dollars ($10,000,000) and annual net sales for its most recent fiscal year (as determined in accordance with Rule 801.11 of the HSR Act) of less than Ten Million Dollars ($10,000,000). There are no facts relating to the identity or circumstances of the Company that would prevent or materially delay obtaining any of the Consents.

2.7      Financial Statements; Undisclosed Liabilities.

         (a) The Company has delivered to Parent true, correct and complete copies of (a) the unaudited consolidated balance sheet, as of September 30, 2002 of the Company and the Subsidiaries (the "Latest Balance Sheet") and the unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and the Subsidiaries for the 9-month period ended September 30, 2002 (such statements of income, stockholders' equity and cash flows and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and
                  (b) the audited consolidated balance sheet, as of December 31, 1999, 2000 and 2001 of the Company and the Subsidiaries and the audited consolidated statements of income, stockholders' equity and cash flows of the Company and the Subsidiaries for each of the years ended December 31, 1999, 2000 and 2001 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are, and the Estimated Closing Balance Sheet will be, based upon the information contained in the books and records of the Company and the Subsidiaries and fairly and accurately present the financial condition of the Company and the Subsidiaries as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with GAAP, consistently applied. The Latest Financial Statements have been, and the Estimated Closing Balance Sheet will be, prepared in accordance with GAAP consistently applied as applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required for compliance with
                  GAAP), and reflect all adjustments necessary to a fair and accurate statement of the financial condition and results of operations for the interim periods presented.

         (b) All accounts, books and ledgers material to the business of the Company and the Subsidiaries are properly and accurately kept, are complete in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. Neither the Company nor any Subsidiary has any of its material records, systems, controls, data, or information recorded, stored, maintained or operated by means which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company or the Subsidiaries.

         (c) Except as and to the extent reflected in the Latest Balance Sheet, neither the Company nor any Subsidiary has any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, consistent with past custom and practice in an amount not more than $100,000 in the aggregate and which are set forth on the Closing Balance Sheet (none of which is a liability for breach of contract, breach of warranty, violation of Applicable Law, tort, infringement, claim or lawsuit).

2.8 Absence of Certain Changes. Except as set forth in the Disclosure Schedule or as otherwise authorized by this Agreement, since the date of the Latest Balance Sheet, the Company and each Subsidiary has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice and there has not been:

         (a) any change, effect, event, occurrence, state of facts or development that individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary (other than any wholly-owned subsidiary) of any outstanding shares of capital stock or other equity or debt securities of, or other ownership interests in, the Company;

         (c) any split, combination or reclassification of any of its capital stock;

         (d) any amendment of any provision of the Articles of Incorporation, Bylaws or other governing documents of, or of any material term of any outstanding security issued by, the Company or any Subsidiary (other than any wholly-owned subsidiary);

         (e) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

         (f) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a change in GAAP and concurred with by the Company's independent public accountants;

         (g) issuance of any equity or debt securities of the Company other than pursuant to the Company Stock Plans, Company Stock Options or Company Warrants in the ordinary course of business and consistent with past practice;

         (h) acquisition or disposition of assets material to the Company or its Subsidiaries taken as a whole, except for sales of inventory in the ordinary course of business consistent with past practice, any acquisition or disposition of capital stock of any third party, or any merger or consolidation with any third party, by the Company or any Subsidiary;

         (i) any creation or assumption by the Company or any Subsidiary of any Lien;

         (j) any individual capital expenditure (or series of related capital expenditures) either involving more than $20,000 or outside the ordinary course of business;

         (k) any material damage, destruction or loss (whether or not covered by insurance) from fire or other casualty to its tangible property;

         (l) any material increase in the base salary of any officer or employee of the Company;

         (m) adoption, amendment, modification, or termination any bonus, profit-sharing, incentive, severance or other similar plan for the benefit of any of its directors, officers or employees or any Benefit Plan;

         (n) entry by the Company into any joint venture, partnership or similar agreement with any person other than a Company Subsidiary; or

         (o) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

2.9      Assets and Properties.

         (a) The Company and each Subsidiary has good and valid right, title and interest in and to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of its assets and properties, including, but not limited to, all of the machinery, equipment, terminals, computers, vehicles, and all other assets and properties (real, personal or mixed, tangible or intangible) reflected in the Latest Balance Sheet and all of the assets purchased or otherwise acquired since the date of the Latest Balance Sheet, except those assets and properties disposed of in the ordinary course of business after the date of the Latest Balance Sheet. Except as disclosed in the Disclosure Schedule, the Company or each Subsidiary holds title to each such property and asset free and clear of all Liens, except Permitted Liens.

         (b) Except as disclosed in the Disclosure Schedule, (i) to the Company's knowledge, the current use and operation of all real property is in compliance with all Applicable Laws (including without limitation laws relating to parking, zoning and land use) and public and private covenants and restrictions, (ii) the Company has not received notice of noncompliance with any Applicable Laws and (iii) to the Company's knowledge, the utilities, access and parking, if any, for each such real property are adequate for the current use and operation of each such real property. To the Company's knowledge, there are no zoning, building code, occupancy restriction or other land-use regulation proceedings or any proposed change in any Applicable Laws, which could materially detrimentally affect the use or operation of any real property, nor has the Company received any notice of any special assessment proceedings affecting the real property, or applied for any change to the zoning or land use status of the real property. To the Company's knowledge, it has obtained all licenses, permits, approvals, easements and rights of way (and all such items are currently in full force and effect) required from any Governmental Authority having jurisdiction over each real property or from private parties for the current use and operation of each real property.

2.10 Manufacturing Compliance. All products manufactured and sold by the Company or any Subsidiary were designed, manufactured, labeled, packaged and sold in accordance with all Applicable Laws pertaining to medical devices including, but not limited to, the United States Food, Drug and Cosmetic Act (the "FDC Act") and the regulations promulgated thereunder, and the Good Manufacturing Practices/Quality System Regulations ("GMP/QSR Regulations") promulgated under the FDC Act. All of the manufacturing facilities of the Company and the Subsidiaries are in compliance with all GMP/QSR Regulations and ISO 9001, 9002, EN 29001, 46001 requirements and the Company and each Subsidiary has obtained all approvals and consents required to mark the Company's products with the "CE" mark.

2.11 Inventories. Except as set forth in the Disclosure Schedule, all inventories of the Company and each Subsidiary reflected in the Latest Balance Sheet (i) consist of items of merchantable quality and quantity usable and salable at its carrying value in the ordinary course of business, consistent with past practice and (ii) conform in all material respects to the specifications established therefor.

2.12 Receivables. The accounts receivables and other receivables reflected on the Latest Balance Sheet, and those arising in the ordinary course of business after the date thereof, are valid receivables that have arisen from bona fide transactions in the ordinary course of business, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except as and to the extent of the bad debt allowance reflected on the Latest Balance Sheet.

2.13 Litigation. Except as set forth in the Disclosure Schedule, (i) there are no actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "Proceedings"), nor, to the Company's knowledge, any investigations or reviews by any Governmental Authority against or by the Company or any Subsidiary, pending or, to the Company's knowledge, threatened, against or by the Company or any Subsidiary or any of their assets or which seek to enjoin or rescind the transactions contemplated by this Agreement; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority naming the Company or any Subsidiary as an affected party or otherwise affecting any of the assets or the business of the Company or any Subsidiary.

2.14     Contracts.

         (a) The Disclosure Schedule lists the following Contracts of the Company and the Subsidiaries (collectively, the "Scheduled Contracts"):

                  (i) Each Contract providing for the lease of real property by the Company or any Subsidiary or which is used by Company or any Subsidiary in connection with the operation of their respective businesses.

                  (ii) Each Contract relating to all machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies) owned, leased or used by the Company or a Subsidiary, except for items having a value of less than $10,000 which do not, in the aggregate, have a total value of more than $25,000 or having a remaining term of longer than six (6) months or that are not cancelable by the Company in its discretion and without penalty upon notice of sixty (60) days or less.

                  (iii) Each Contract to which the Company or any Subsidiary is a party that would reasonably be expected to involve payments by or to the Company or any Subsidiary in excess of $25,000, or would have a Material Adverse Effect.

                  (iv) All Contracts relating to, or evidences of, or guarantees of, or providing security for, indebtedness or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset).

                  (v) Each independent sales representative or distribution agreement, supply agreement or similar Contracts relating to or providing for the marketing or manufacturing of the Company's products.

                  (vi) Each consulting, development, joint development, research and development or similar Contracts relating to development of the Company's products or Intellectual Property and each Contract under which the Company has granted or obtained a license to Intellectual Property, other than commercial software licenses.

                  (vii) All acquisition, partnership, joint venture, teaming arrangements or other similar Contracts.

                  (viii) Any Contract under which the Company has agreed not to compete or has granted to a third party an exclusive right that restricts or otherwise adversely affects the ability of the Company or any Subsidiary to conduct its business.

                  (ix)     All Benefit Plans.

                  (x) All Contracts with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(l) of the Code) under Section 280G of the Code.

                  (xi) Every Contract between the Company or any Subsidiary and any of the Company's officers, directors or more than 5% stockholders, or any entity in which any of the Company's officers, directors or more than 5% stockholders has a greater than 2% equity interest.

                  (xii) All Contracts for clinical or marketing trials relating to the Company's products and all Contracts with physicians, hospitals or other healthcare providers, or other scientific or medical advisors.

         (b) The Company has delivered or made available to Parent true and correct copies (or summaries, in the case of any oral Contracts) of all such Scheduled Contracts. Except as otherwise specified in the Disclosure Schedule, none of the Scheduled Contracts contain a provision requiring the consent of any party with respect to the consummation of the transaction contemplated herein. No notice of default arising under any Scheduled Contract has been delivered to or by the Company or the Subsidiaries. Each Scheduled Contract is a legal, valid and binding obligation of the Company or a Subsidiary, as applicable, and, to the Company's knowledge, each other party thereto, enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity, and neither the Company, the Subsidiaries or the other party thereto is in breach, violation or default thereunder. The Company is not a party to and is not bound by any contract, agreement or instrument that currently has or would have a Material Adverse Effect.

2.15 Permits. Each of the Company and the Subsidiaries holds all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities (and all other Persons) materially necessary for the Company and each Subsidiary to conduct their respective businesses and own and operate their respective properties (the "Permits"). Except as set forth in the Disclosure Schedule, each Permit is valid and in full force and effect and none of the Permits will be terminated, revoked, modified or become terminable or impaired in any respect for any reason, except as would not have a Material Adverse Effect. The Company and each Subsidiary has conducted its business in compliance with all material terms and conditions of the Permits.

2.16 Compliance with Applicable Laws. Neither the Company nor any Subsidiary has materially violated or infringed, nor is it in material violation or infringement of, any Applicable Law or any order, writ, injunction or decree of any Governmental Authority in connection with its activities and/or the activities of each of its Subsidiaries. The Company and each Subsidiary, and each of their respective officers, directors, agents and employees have complied in all material respects with all Applicable Laws, including, but not limited to, Applicable Laws relating to the design, development, manufacture, marketing or sale of the products of the Company. No claims have been filed against the Company or any Subsidiary alleging a violation of any Applicable Law.

2.17     Employee Benefit Matters. Except as set forth in the Disclosure
         Schedule:

         (a) None of the Company, any Subsidiary or any other ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to, any Pension Plan, including, without limitation, any such plan that is excluded from coverage by Section 4 of ERISA or is a "Multiemployer Plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA. To the knowledge of the Company, each such Pension Plan that is a Multiemployer Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Law. Each such other Pension Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Applicable Law. All Pension Plans which the Company operates as plans that are qualified under the provisions of Section 401(a) of the Code satisfy in form and operation all applicable qualification requirements and has not received or committed to receive a transfer of assets and/or liabilities or spin-off from another plan, except transfers, which qualify as transfers from eligible rollover distributions within the meaning of Code Section 402(c)(4).

         (b) No Pension Plan is now nor has ever been "top-heavy" pursuant to Section 416 of the Code.

         (c)      The Disclosure Schedule sets forth the name of each ERISA
                  Affiliate.

         (d) None of the Company, any Subsidiary or any other ERISA Affiliate has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, to any Pension Plan, the Pension Benefit Guaranty Corporation or any other person, arising directly or indirectly under Title IV of ERISA other than liability pursuant to Section 4007 for premiums which are not yet due (without regard to any waiver). No "reportable event," within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan subject to Title IV of ERISA. None of the Company, any Subsidiary or any other ERISA Affiliate has ceased operations at any facility or withdrawn from any Company Pension Plan in a manner which could subject the Company, any Subsidiary or any other ERISA Affiliate to liability under Section 4062(e), 4063 or 4064 of ERISA. None of the Company, any Subsidiary or any other ERISA Affiliate maintains, contributes to or has participated in or agreed to participate in any Pension Plan that is a Multiemployer Plan. None of the Company, any Subsidiary or any other ERISA Affiliate has been a party to a sale of assets to which
                  Section 4204 of ERISA applied with respect to which it could incur any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan. None of the Company, any Subsidiary or any other ERISA Affiliate has incurred, or has experienced an event that will, within the ensuing 12 months, result in, a "complete withdrawal" or "partial withdrawal," as such terms are defined respectively in Sections 4203 and 4205 of ERISA, with respect to a Pension Plan which is a Multiemployer Plan, and nothing has occurred that could result in such a complete or partial withdrawal. None of the Company, any Subsidiary or any other ERISA Affiliate has incurred a decline in contributions to any Multiemployer Plan such that, if the current rate of contributions continues, a 70 percent decline in contributions (as defined in Section 4205 of ERISA) will occur within the next three plan years.

         (e) None of the Company, any Subsidiary or any other ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to, or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any Welfare Plan, whether insured or otherwise, including, without limitation, any such plan that is a Multiemployer Plan within the meaning of Section 3(37) of ERISA. To the knowledge of the Company, each such Welfare Plan that is a Multiemployer Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with applicable provisions of ERISA, the Code and other applicable law. Each such other Welfare Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable law. Benefits under each Welfare Plan are fully insured by an insurance company unrelated to the Company, any Subsidiary or any other ERISA Affiliate. No insurance policy or contract requires or permits retroactive increase in premiums or payments due thereunder. None of the Company, any Subsidiary or any other ERISA Affiliate has established or contributed to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any "voluntary employees' beneficiary association" within the meaning of
                  Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419A of the Code or "multiple employer welfare arrangement" within the meaning of
                  Section 3(40) of ERISA. No Welfare Plan that is a Multiemployer Plan imposes any post-withdrawal liability or contribution obligations upon the Company or any ERISA Affiliate. None of the Company, any Subsidiary or any other ERISA Affiliate maintains, contributes to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to medical, health, life or other welfare benefits for present or future terminated employees or their spouses or dependents other than as required by Part 6 of Subtitle B of Title I of ERISA or any comparable state law.

         (f) None of the Company, any Subsidiary or any other ERISA Affiliate is a party to, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any Compensation Plan. Each Compensation Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of all Applicable Law.

         (g) There are no facts or circumstances which could, directly or indirectly, subject the Company, any Subsidiary or any other ERISA Affiliate to any (i) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (ii) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (3) civil penalty, damages or other liabilities arising under Section 502 of ERISA.

         (h) Full payment has been made of all amounts which the Company, any Subsidiary or any other ERISA Affiliate is required, under applicable law, the terms of any Benefit Plan, or any agreement relating to any Benefit Plan, to have paid as a contribution, premium or other remittance thereto or benefit thereunder. Each Pension Plan that is subject to the minimum funding standards of Section 412 of the Code and/or Section 302 of ERISA meets those standards and has not incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA and no waiver of any minimum funding requirements has been applied for or obtained with respect to any Pension Plan. The Company, the Subsidiaries and each other ERISA Affiliate has made adequate provisions for reserves or accruals in accordance with GAAP to meet contribution, benefit or funding obligations arising under applicable law or the terms of any Benefit Plan or related agreement. There will be no change on or before Closing Date in the operation of any Benefit Plan or any documents with respect thereto which will result in an increase in the benefit liabilities under such Benefit Plans, except as may be required by law.

         (i) The Company, the Subsidiaries and each other ERISA Affiliate has timely complied in all material respects with all reporting and disclosure obligations with respect to the Benefit Plans imposed by the Code, ERISA or other Applicable Law.

         (j) There are no pending or, to the Company's knowledge, threatened audits, investigations, claims, suits, grievances or other proceedings, and there are no facts that could give rise thereto, involving, directly or indirectly, any Benefit Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

         (k) The transactions contemplated herein do not result in any payment (whether of severance pay or otherwise), forgiveness of debt, distribution, increase in benefits, obligation to fund, or the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Benefit Plan.

         (l) No employer other than the Company and/or an ERISA Affiliate is permitted to participate or participates in the Benefit Plans. No leased employees (as defined in Section 414(n) of the Code) or independent contractors are eligible for, or participate in, any Benefit Plans.

         (m) No action or omission of the Company, any Subsidiary or any other ERISA Affiliate or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits the Parent, the Company, any Subsidiary, any other ERISA Affiliate or any successor from amending, merging, or terminating any Benefit Plan in accordance with the express terms of any such plan and applicable law.

         (n) The Disclosure Schedule lists and the Company has delivered to the Parent true and complete copies of all Benefit Plan documents and related trust agreements or other agreements or contracts evidencing any funding vehicle with respect thereto, including all amendments. The Company has delivered to the Parent true and complete copies of: (i) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, with respect to any Benefit Plan for which such a report is required; (ii) the three most recent actuarial reports with respect to any Pension Plan that is a "defined benefit plan" within the meaning of Section 414(j) of the Code; (iii) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants, currently in effect with respect to each Benefit Plan; (iv) the most recent determination letter with respect to each Pension Plan intended to qualify under Section 401(a) of the Code and the full and complete application therefor submitted to the Internal Revenue Service; and (v) all professional opinions, material internal memoranda, material correspondence with regulatory authorities and administrative policies, manuals, interpretations and the like with respect to each Benefit Plan.

2.18     Labor and Employment Matters.

         (a) The Disclosure Schedule sets forth a list of the current employees, officers and directors of the Company and each Subsidiary. The Company has previously delivered to Parent a complete and accurate list of all current employees, officers and directors of the Company and each Subsidiary that includes their base salaries and bonus. Except as set forth in the Disclosure Schedule, all employees of the Company are employed on an "at-will" basis. The Disclosure Schedule identifies all employees who are currently on leave for any reason or receiving disability or workers' compensation or any other similar type of benefit from the Company or any Subsidiary.

         (b) The Company and each Subsidiary is and has been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Applicable Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company or any Subsidiary pending or, to the Company's knowledge, threatened before the National Labor Relations Board or any other comparable Governmental Authority. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against or directly affecting the Company or any Subsidiary. To the Company's knowledge, no labor representation question exists respecting the employees of the Company or any Subsidiary and there is not pending or, to the Company's knowledge, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Company or any Subsidiary. No grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to the Company's knowledge, have been threatened. No collective bargaining agreement is binding and in force against the Company or any Subsidiary or currently being negotiated by the Company or any Subsidiary. The Company and its Subsidiaries have not experienced any significant work stoppage or other significant labor difficulty. The Company and its Subsidiaries are not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Benefit Plan, except for reimbursement owed to employees for travel and other business expenses incurred in the ordinary course of business and consistent with past practice. Upon termination of the employment of any person, neither the Company, any Subsidiary, Parent or any subsidiary of Parent will, by reason of any agreement or understanding to which the Company or any Subsidiary is a party, be liable to any of such persons for so-called "severance pay" or any other payments, except as set forth in Schedule

                  10.1(xx). Within the six-month period prior to the date hereof there has not been any expression of intention to the Company or any Subsidiary by any current officer or key employee to terminate such employment.

(c) To the Company's knowledge, all individuals who are performing or have performed services for the Company or any of its Affiliates and who are or were classified by the Company or any of its Affiliates as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, and such individuals are not entitled to any benefits under the Benefit Plans maintained by the Company or any Subsidiary.

2.19     Intellectual Property.

         (a) Except for software purchased or licensed by the Company under commodity or shrink-wrap license agreements for use in the operation of the business in the ordinary course, Section 2.19(a) of the Disclosure Schedule lists all Intellectual Property that is registered with the U.S. Patent and Trademark Office or a corresponding foreign governmental or public authority and that: (i) is owned by, licensed to or otherwise controlled by the Company and the Company Subsidiaries; (ii) is necessary to the conduct of their business as now conducted or planned to be conducted; or (iii) has been licensed to or from third parties. The Company has delivered or made available to Parent complete and accurate copies of correspondence, litigation documents, agreements, file histories and office actions relating to the patents and patent applications listed on Section 2.19(a) of the Disclosure Schedule. Each item of Intellectual Property owned or used by the Company and the Subsidiaries immediately prior to the Effective Time hereunder will be owned or available for use by the Surviving Corporation on substantially the same terms and conditions immediately after the Effective Time.

         (b) The Company owns, free and clear of any Lien (other than Permitted Lines), and possesses all right, title and interest, or hold a valid license, in and to all Intellectual Property, and has taken all reasonable action to protect the Intellectual Property. To the knowledge of the Company, all patents included in the Intellectual Property are valid and enforceable. The Intellectual Property owned or licensed by the Company constitutes all the intellectual property necessary to the conduct of the business of the Company and its Subsidiaries as it is currently conducted. Excepts as set forth in the Disclosure Schedule, there are no royalties, fees, honoraria or other payments payable by the Company or any of its Subsidiaries to any Person by reason of the ownership, development, modification, use, license, sublicense, sale, distribution or other disposition of the Intellectual Property other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business. The Company and its Subsidiaries have taken all reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property.

         (c) Section 2.19(c) of the Company Disclosure Schedule lists the Internet domain names included in the Intellectual Property. The Company or one of its Subsidiaries is the registrant and sole legal and beneficial owner of the Internet domain names included in the Intellectual Property, free and clear of all Liens (other than Permitted Liens). The Company or one of its Subsidiaries is the registered owner of the trademarks underlying each of the domain names included in the Intellectual Property. The Company is not aware of any pending or threatened actions, suits, claims, litigation or proceedings relating to the domain names included in the Intellectual Property. The Company has operated the websites identified in Section 2.19(c) of the Disclosure Schedule.

         (d) All personnel, including employees, agents, consultants and contractors, who have, to a material extent, contributed to or participated in the conception or development, or both, of the Intellectual Property on behalf of the Company or any of its Subsidiaries and all officers and technical employees of the Company or its Subsidiaries either (i) have been a party to "work-for-hire" arrangements or agreements with the Company or one or more of its Subsidiaries in accordance with applicable national and state law, or (ii) have executed appropriate instruments of assignment in favor of the Company or its Subsidiaries as assignee that have conveyed to the Company or its Subsidiaries effective and exclusive ownership of all tangible and intangible property arising thereby.

         (e) To the knowledge of the Company, the conduct of the Company's and its Subsidiaries' businesses has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any intellectual property right of any other Person, nor has the Company or any Subsidiary received any notice of any infringement, misappropriation or violation by the Company or any Subsidiary of any intellectual property right of any third party. No claim by any third party contesting the validity of any Intellectual Property has been made, is currently outstanding or, to the knowledge of the Company, is threatened or reasonably expected to arise. To the knowledge of the Company, no third party is infringing any Intellectual Property right of the Company or any Subsidiary.

2.20     Environmental Compliance. Except as set forth in the Disclosure
         Schedule:

         (a) Neither the Company or any Subsidiary, nor, to the Company's knowledge, any previous owner, tenant, occupant or user of any Properties (which Properties are listed on the Disclosure Schedule) engaged in or permitted, direct or indirect, operations or activities upon, or any use or occupancy of the Properties, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (whether legal or illegal, accidental or intentional, direct or indirect) on, under, in or about the Properties, or transported any Environmentally Regulated Materials to, from or across the Properties, nor, to the knowledge of the Company, are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Properties, nor, to the knowledge of the Company, have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Properties. To the knowledge of the Company, the Properties do not contain any: (i) underground or aboveground storage tanks; (ii) asbestos; (iii) equipment containing polychlorinated biphenyls ("PCBs"); (iv) underground injection wells; or (v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed.

         (b) The Company and the Subsidiaries are in material compliance with applicable Environmental, Safety and Health Laws and have obtained all Permits required under applicable Environmental, Safety and Health Laws.

         (c) No enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been, asserted or, to the Company's knowledge, threatened with respect to operations conducted on the Properties by the Company or any Subsidiary or against the Company or the Subsidiaries with respect to or regarding the Properties pursuant to any Environmental, Safety and Health Laws.

         (d) To the Company's knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or affecting the Company or any Subsidiary or their business or assets that violate, or would reasonably be expected to violate after the Closing, any Environmental, Safety and Health Laws, or that would reasonably be expected to give rise to any Environmental Liability.

         (e) Neither the Company nor the Subsidiaries are aware of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans with respect to or of the Company or any Subsidiary which may reasonably be expected to interfere with or prevent compliance or continued compliance with Environmental, Safety and Health Laws.

         (f) All machinery, tools, devices and equipment operated by the Company or any Subsidiary on the Properties have been operated in compliance with all Environmental, Safety and Health Laws, and all such equipment currently is operational and in good condition.

         (g) The Company has delivered to Parent all environmental documents, studies and reports in its possession or under its control relating to: (i) any facilities or real property ever owned, operated or leased by the Company; or (ii) any actual Environmental Liability of the Company or any Subsidiary.

2.21 Insurance. The Disclosure Schedule contains an accurate and complete list of all insurance policies owned or held by the Company and the Subsidiaries, including, but not limited to, fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company and the Subsidiaries, specifying the insurer the policy number, and the term of the coverage. All present policies are in full force and effect and all premiums with respect thereto have been paid. The Company has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five years, except as described on the Disclosure Schedule.

2.22     Tax Matters.

         (a) Except as set forth in the Disclosure Schedule, each of the Company and its Subsidiaries, and any combined or unitary group of which the Company or any Subsidiary is or was a member, has prepared and timely filed or will timely prepare and timely file all material Tax Returns it is required to file (taking into account any extensions) on or prior to the Closing Date. As of the time of filing, such Tax Returns were or will be accurate and correct in all material respects and did not or will not contain a disclosure statement under
                  Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

         (b) Each of the Company and its Subsidiaries has paid or adequately provided for (on its Latest Financial Statements, Estimated Closing Balance Sheet and Closing Balance Sheet in accordance with GAAP (exclusive of any reserves for deferred taxes established to reflect timing differences between book and taxable income pursuant to Statement of Financial Accounting Standards No. 109)) all Taxes (whether or not shown on any Tax Return) that are due and owing with respect to all taxable periods (or portions thereof) ending on or before the Closing Date.

         (c) Except as set forth in the Disclosure Schedule, no claim for assessment or collection of Taxes is presently being asserted against the Company or any Subsidiary, and neither the Company nor any Subsidiary is a party to any pending action, proceeding, or investigation by any Governmental Authority, nor has any such action, proceeding or investigation been threatened in a writing delivered to the Company. No claim has been made in any jurisdiction where the Company or a Subsidiary do not file Tax Returns that the Company or a Subsidiary may be subject to Tax by that jurisdiction.

         (d) Except as set forth in the Disclosure Schedule for informational purposes only, neither the Company, nor any Subsidiary is a party to any agreement, contract, arrangement or plan that (i) has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any Subsidiary, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; or (ii) would obligate the Company or any Subsidiary to provide "gross-up" benefits with respect to any excise tax due on any "excess parachute payments" within the meaning of Section 280G of the Code.

         (e) All deficiencies and assessments of Taxes of the Company or any Subsidiary resulting from an examination of any Tax Returns by any Governmental

                  Authority have been paid and there are no pending examinations currently being made by any Governmental Authority nor has there been any written or oral notification to the Company or any Subsidiary of any intention to make an examination of any Tax Returns by any Governmental Authority. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return for any period.

         (f) For purposes of computing Taxes and the filing of Tax Returns, neither the Company nor any Subsidiary of the Company has failed to treat as "employees" any individual providing services to the Company or a Subsidiary who reasonably would be expected to be classified as an "employee" under the applicable rules or regulations of any Governmental Authority with respect to such classification.

         (g) The Company and each Subsidiary have complied with all Applicable Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over under all Applicable Laws.

         (h) Neither the Company nor any Subsidiary is involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a "partnership" for federal, state, local or foreign income Tax purposes.

         (i) Neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

         (j) Neither the Company nor any Subsidiary is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary.

         (k) Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code for any taxable years not yet closed for statute of limitation purposes.

         (l) The Company and each Subsidiary are, and at all times have been, corporations or associations taxable as corporations for United States income tax purposes

         (m) Neither the Company nor any Subsidiary is, or has been at any time, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

         (n) Neither the Company nor any Subsidiary is a party to or bound by any obligations under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

         (o) Neither the Company nor any Subsidiary has, within three (3) years preceding the date hereof, been either a "distributing" or "controlled" corporation (as such terms are defined in Section 355(a)(1) of the Code) in a transaction structured to qualify as a tax-free distribution under Section 355 of the Code.

         (p) Neither the Company nor any Subsidiary has received any written ruling related to Taxes, entered into any agreement with a taxing authority relating to Taxes or authorized any person to represent them before a taxing authority pursuant to a power of attorney or otherwise.

         (q) There are no liens for Taxes upon any of the assets or properties of the Company or any Subsidiary other than liens for Taxes not yet due and payable. There is no outstanding closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by a Governmental Authority with respect to the Company or any Subsidiary, their income, assets, properties, payroll, operation or business.

2.23     Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth:
         (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company or its Subsidiaries maintain accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom and a description of such accounts; and (ii) the names of all persons or entities holding general or special powers of attorney from the Company or any of its Subsidiaries.

2.24 Orders, Commitments and Returns. All accepted and unfulfilled orders for the sale of products and the performance of services entered into by the Company or any of its Subsidiaries and all outstanding contracts or commitments for the purchase of supplies, materials and services by or from the Company or any of its Subsidiaries were made in bona fide transactions in the ordinary course of business. There are no material claims against the Company or any of its Subsidiaries to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

2.25 Product Liability Claims. Neither the Company nor any Subsidiary has ever received a claim, or, to its knowledge, incurred any uninsured or insured liability, for or based upon failure to warn, Proposition 65, breach of product warranty (other than warranty service and repair claims incurred in the ordinary course of business and expensed as warranty expense on the Latest Financial Statements for the period in which incurred), strict liability in tort, general negligence, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in, but not limited to, product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use) or sale of its products or from the provision of services ("Product Liability Claim"). The Company has disclosed to Parent each Product Liability Claim received by the Company or any Subsidiary.

2.26 Warranties. All products manufactured or sold, and all services provided, by the Company or any Subsidiary have materially complied, and are in material compliance with all contractual requirements, warranties or covenants, express or implied, applicable thereto, and with all applicable governmental, trade association or regulatory specifications therefor or applicable thereto. No product or service manufactured, sold, delivered or performed by the Company or any Subsidiary is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions set forth in the Disclosure Schedule. The Disclosure Schedule sets forth or references the terms of all standard and all material non-standard product and service warranties and product return, sales credit, discount, warehouse allowance, advertising allowance, demo sales and credit policies of the Company and each Subsidiary. The Company has delivered or made available to Parent prior to the date hereof complete and accurate copies of all such warranties and policies.

2.27 Relations with Suppliers and Customers. No material current supplier of the Company or any Subsidiary has canceled any contract or order for provision of, and, to the knowledge of the Company's officers, there has been no threat by any such supplier not to provide, raw materials, products, supplies or services to the businesses of the Company and its Subsidiaries either prior to or following the Effective Time. Neither the Company nor any Subsidiary has received any information from any customer that accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries during the last full fiscal year to the effect that such customer intends to materially decrease the amount of business it does with the businesses of the Company and its Subsidiaries either prior to or following the Effective Time. The Disclosure Schedule lists each supplier to the Company or any Subsidiary that is the source of a particular raw material, product, supply or service with respect to which locating and qualifying a replacement source would, to the Company's knowledge, involve significant cost or delay.

2.28 Indemnification Obligations. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any Contract which contain any provisions requiring the Company or any Subsidiary to indemnify any Person (excluding indemnities contained in the Company's standard terms and conditions of sale, copies of which have been provided to Parent).

2.29 Absence of Certain Business Practices. Neither the Company, the Subsidiaries nor, to the Company's knowledge, any director, officer, employee or agent of the Company or the Subsidiaries, nor any other person acting on behalf of the Company or the Subsidiaries, has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit or agreed to make or made any payment to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company, taken as a whole (or assist it in connection with any actual or proposed transaction) which (a) would reasonably be expected to subject the Company, the Subsidiaries, Parent or Merger Subsidiary to any damage or penalty in any civil, criminal or governmental litigation proceeding, or (b) violated or violates any Applicable Law.

2.30 Brokers. Except as set forth in the Disclosure Schedule, neither the Company nor its Subsidiaries, nor any of their directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby.

2.31 Minute Books. The minute books of the Company and each Subsidiary, as previously made available to Parent and its representatives, contain, in all material respects, complete and accurate records of all meetings of and corporate actions or written consents by the stockholders, Boards of Directors, and committees of the Boards of Directors of the Company and each Subsidiary.

2.32 Shareholder Agreements. Concurrently with the execution and delivery of this Agreement, the Company has delivered to Parent the shareholder agreements in substantially the form attached hereto as Exhibit B (the "Shareholder Agreements") from Persons who hold in the aggregate a number of shares of Company Common Stock (assuming the exercise by such Persons of all Company Stock Options held by them and the issuance to such Persons of the underlying shares of Company Common Stock) and Company Preferred Stock sufficient to adopt and approve this Agreement and the Merger under the CGCL. Among other things, in the Shareholder Agreement, such Shareholders shall: (i) agree to vote their shares in favor of the Merger; (ii) agree to negotiate exclusively with Parent regarding the transaction contemplated hereby and not, directly or indirectly, encourage or solicit the submission of, entertain inquiries, proposals or offers from, or enter into any agreement or negotiate with any person or entity (other than Parent) for the acquisition of the Company; and (iii) release the Parent, Merger Subsidiary and the Company and their respective subsidiaries, officers, directors, stockholders, employees and Affiliates (collectively, the "Released Parties") of and from any and all claims, complaints, causes of action or demands of whatever kind, known or unknown, which any of the such Shareholders has or may have against the Released Parties for any actions, conduct, decisions, behavior or events relating to or arising out of the Shareholders' status or relationship as an employee, officer, director or shareholder of the Company, except for claims arising under this Agreement.

2.33 Disclosure. No representation or warranty by Company in this Agreement and no statement contained or to be contained in any document, certificate or other writing furnished or to be furnished by the Company to the Parent or Merger Subsidiary in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.34 Investigation by Parent. Notwithstanding anything to the contrary in this Agreement, (a) no investigation by Parent shall affect the representations and warranties of the Company under this Agreement or contained in any other writing to be furnished to Parent in connection with the transactions contemplated hereunder and (b) such representations and warranties shall not be affected or deemed waived by reason of the fact that Parent knew or should have known that any of the same is or might be inaccurate in any respect.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

         As a material inducement to the Company to enter into this Agreement, with the understanding that the Company will be relying thereon in consummating the transactions contemplated hereunder, Parent and Merger Subsidiary hereby, jointly and severally, represent and warrant to the Company that the statements contained in this Article 3 are true and correct.

3.1 Corporate Existence and Power. Parent and Merger Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and each has all requisite corporate power and authority required to own, operate and lease their respective assets and properties as now owned, leased and operated and to carry on their respective businesses as now being conducted. Parent and Merger Subsidiary are each duly qualified or licensed to do business as a foreign corporation and are in good standing in every jurisdiction in which the character or location of their properties and assets owned, leased or operated by them or the nature of their business require such licensing or qualification, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Subsidiary. Merger Subsidiary is a recently-formed California corporation that has not conducted, and prior to the Effective Time will not conduct, any activities other than those incident to its formation and in connection with the consummation of the Merger.

3.2 Authorization. Parent and Merger Subsidiary have the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereunder. The Boards of Directors of Parent and Merger Subsidiary and Parent, as the sole shareholder of Merger Subsidiary, have taken all action required by law, their respective Certificates of Incorporation and bylaws and otherwise to duly and validly authorize and approve the execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated herein and no other corporate proceedings on the part of Parent or Merger Subsidiary are, or will be, necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of them and, assuming the due authorization, execution and delivery by the Company of this Agreement, constitutes the legal, valid and binding obligations of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3 Consents and Approvals. No Consent by any individual or entity, including without limitation any Governmental Authority or Person, is required in connection with the execution, delivery or performance of this Agreement by Parent and Merger Subsidiary or the consummation by Parent and Merger Subsidiary of the transactions contemplated herein, other than (a) requirements of the CGCL for filing of appropriate documents to effect the Merger, or (b) where the failure to make any such filing, or to obtain such permit, authorization, Consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent Parent or Merger Subsidiary from performing their obligations under this Agreement.

3.4 Available Capital Resources. The Parent has existing cash reserves and borrowing capacity under existing credit facilities necessary to pay the Merger Consideration and satisfy the obligations of Parent and Merger Subsidiary hereunder.

3.5 Disclosure. No representation or warranty by Parent or Merger Subsidiary in this Agreement and no statement contained or to be contained in any document, certificate or other writing furnished or to be furnished by either Parent or Merger Subsidiary to the Company in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.6 Non-Contravention. Neither the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement nor the consummation of the transactions contemplated herein will (a) contravene or conflict with the respective Certificate of Incorporation or Bylaws of Parent and Merger Subsidiary; (b) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Parent or Merger Subsidiary or any of the Parent's or Merger Subsidiary's assets (c) result in the creation or imposition of any Lien on any of Parent's or Merger Subsidiary's assets, other than Permitted Liens or (d) be in conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under any terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, contract, franchise, permit, instrument or other agreement or obligation to which Parent or Merger Subsidiary is a party, or by which any of their respective properties or assets may be bound, except in the cases of clause (b) where such conflicts or other occurrences would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.7 Brokers. Except for the engagement by Parent of U.S. Bancorp Piper Jaffray Inc., neither Parent nor Merger Subsidiary, nor any of their directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby. Parent shall be solely responsible for all fees payable to U.S. Bancorp Piper Jaffray Inc. in connection with such engagement.

3.8 Financial Statements. Parent has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Form 10-Q for the period ended September 28, 2002 as filed with the Securities and Exchange Commission ("SEC") and
         (b) all other reports filed by Parent under Section 13 or subsections
         (a) or (c) of Section 14 of the Securities Exchange Act of 1934, as amended (the " of 1934, as amended (the "Exchange Act") (such reports are collectively referred to herein as the "Parent Reports"). The Parent Reports have been duly filed, were in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed, and were complete and correct in all material respects as of the dates at which the information therein was furnished. As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Parent included in the Parent Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Parent as of the respective dates thereof and for the periods referred to therein, and
         (iv) are consistent with the books and records of Parent. Since the date of the filing with the SEC of Parent's most recent Form 10-Q, there has been no material adverse change in the financial condition or results of operations of Parent that has resulted in a material adverse change in the businesses, assets, properties, operations or condition (financial or otherwise) of Parent.

3.9 Litigation. There are no claims, actions, suits, proceedings or investigations pending against Parent or Merger Subsidiary or, to Parent's or Merger Subsidiary's knowledge, threatened against Parent or Merger Subsidiary (a) that if determined adversely to Parent or Merger Subsidiary would be reasonably likely to have a Material Adverse Affect on Parent or Merger Subsidiary or (b) that challenge or seek to prevent, enjoin, alter or delay any of the transactions contemplated hereby.

                                    ARTICLE 4
                                    COVENANTS

4.1 Conduct of the Business. Except as contemplated by this Agreement or to the extent that Parent otherwise consents in writing, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Closing, the Company shall maintain and cause each Subsidiary to maintain its assets and properties and carry on its businesses and operations in the ordinary course of business in a manner consistent with past practice; and the Company shall use and cause each Subsidiary to use their commercially reasonable efforts to preserve intact its business organizations, existing business relationships (including without limitation its relationships with officers, employees, dealers, distributors, independent contractors, customers and suppliers), good will and going concern value.

4.2 Company's Agreements as to Specified Matters. Except as specifically set forth on the Disclosure Schedule or as may be otherwise agreed in writing by Parent, from the date hereof until the earlier of the termination of this Agreement or the Closing, neither the Company nor any of its Subsidiaries shall:

         (a) Amend its articles or certificate of incorporation, except as contemplated by the Restated Company Charter or bylaws (or other similar governing instruments);

         (b)      Borrow or agree to borrow any funds;

         (c) Except for trade payables incurred in the ordinary course of business and consistent with past practice, create, incur or assume any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any Person, or make any loans, advances or capital contributions to, or investments in, any other Person;

         (d) Pay, discharge or satisfy any claims, liabilities or obligations in an amount in excess of $25,000 in the aggregate, other than in the ordinary course of business, consistent with past practice;

         (e) Permit or allow any of its properties or assets which are material to the operation of their businesses to be subjected to any Lien, except Permitted Liens;

         (f) Except to the extent consistent with past practice, write down the value of any inventory or write off as uncollectible any notes or accounts receivable or any trade accounts or trade notes;

         (g) Except in the ordinary course of business, license, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right of the Company to the use of any Intellectual Property Rights other than for such Intellectual Property Rights which, individually or in the aggregate, are not material to the conduct of their businesses;

         (h) Sell, assign, lease, license, transfer or otherwise dispose of, or mortgage, pledge or encumber (other than with Permitted Liens), any of their respective assets, except for sales of inventory in the ordinary course of business consistent with past practice;

         (i) (A) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any collective bargaining agreement or employment or similar agreement or arrangement with any of its directors, officers or employees; (B) terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any Benefit Plan; (C) contribute, set aside for contribution or authorize the contribution of any amounts for any such Benefit Plan except as required (and not discretionary) by the terms of such Benefit Plan; or (D) grant or become obligated to grant any bonus or general increase in the compensation of any directors, officers or employees (including without limitation any such increase pursuant to any Benefit Plan);

         (j) Make or enter into any commitment for capital expenditures for additions to property, plant or equipment individually in excess of $25,000;

         (k) Except as specifically contemplated by this Agreement, (A) declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other securities (including without limitation distributions in redemption or liquidation) or redeem, purchase or otherwise acquire any shares of its capital stock or other securities;
                  (B) issue, grant or sell any shares of its capital stock or equity securities of any class, or any options, warrants, conversion or other rights to purchase or acquire any such shares or equity securities or any securities convertible into or exchangeable for such shares or equity securities, except for the repricing of the exercise price of Company Stock Options outstanding on the date hereof to $.001 per share, the amendment of any such options to accelerate in full the vesting of such options and to terminate any such options that remain unexercised as of the Closing, and the issuance of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on the date hereof; (C) become a party to any merger, exchange, reorganization, recapitalization, liquidation, dissolution or other similar corporate transaction; or (D) organize any new subsidiary, acquire any capital stock or other equity securities or other ownership interest in, or assets of, any person or entity or otherwise make any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any person or entity;

         (l) Except for the payment of bonuses to certain employees of the Company in an aggregate amount not to exceed $225,000, pay, lend or advance any amounts to (except in the ordinary course of business consistent with past practice), or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any director, officer, employee or shareholder;

         (m) Terminate, enter into or amend in any material respect any Scheduled Contract, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any Scheduled Contract; or

         (n) Agree, whether in writing or otherwise, to take any action described in this subsection.

4.3 Full Access. The Company shall afford to Parent and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents at Parent's expense, reasonable access to the facilities, properties, books and records of the Company and its Subsidiaries in order that Parent may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company and its Subsidiaries; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with business operations; and the Company and its Subsidiaries shall furnish such additional financial and operating data and other information as Parent shall, from time to time, reasonably request, including without limitation access to the working papers of their independent certified public accountants; and, provided, further, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company herein.

4.4 Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished or made available to it in connection with the transactions contemplated herein ("Information") for any purpose or in any manner other than solely in connection with its evaluation or consummation of the transactions contemplated by this Agreement in a manner that the disclosing party has approved and shall in no event use or permit the use of any of such Information in a manner or for a purpose detrimental to such other party, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than solely to their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents (collectively, the "Representatives") who have a "need to know" to carry out the purposes of this Agreement, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Applicable Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such Information. Each party shall instruct its Representatives to observe the terms of this Agreement and shall be responsible for any breach of this Agreement by any of its Representatives. The term "Information" as used herein shall not include any information relating to a party which the party receiving such information can show: (i) to have been rightfully in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the receiving party; (iii) to have been received separately by the receiving party in an unrestricted manner from a person entitled to disclose such information; or (iv) to have been developed independently by the receiving party without regard to any Information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of materials containing Information and to destroy any summaries, analyses or extracts thereof or based thereon (whether in hard copy form or intangible media) should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information, which shall in no event be less than reasonable care. The provisions of this Section 4.4 shall survive indefinitely any termination of this Agreement.

4.5 Filings; Consents; Removal of Objections. Subject to the terms and conditions herein, the parties hereto shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under Applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (a) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (b) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

4.6      Further Assurances; Cooperation; Notification.

         (a) Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement including the satisfaction of all conditions contained in Articles 5 and 6 of this Agreement.

         (b) The Company shall cooperate with Parent to promptly develop plans for the management of the businesses after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and the Company shall further cooperate with Parent to provide for the implementation of such plans as soon as practicable after the Closing. Subject to Applicable Law, Company shall confer on a regular and reasonable basis with one or more representatives of Parent to report on material operational matters and the general status of ongoing operations.

         (c) At all times from the date hereof until the Closing, each party shall promptly notify the other in writing of the occurrence or non-occurrence of any event which it reasonably believes will or is reasonably likely to result in a failure by such party to satisfy the conditions specified in Articles 5 or 6 hereof, as applicable.

4.7 Approval of Shareholders. As promptly as practicable after the execution of this Agreement, the Company will take all action necessary in accordance with the CGCL and its Articles of Incorporation and Bylaws to convene a meeting of the Shareholders to consider and vote upon or to solicit consent in writing regarding the adoption and approval of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, the delivery to the Shareholders of an information statement (the "Information Statement") which shall not, on the date the Information Statement is mailed to Shareholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Information Statement shall be subject to review and reasonable approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement and the transactions contemplated hereby. The Company shall also seek Shareholder approval of any payments of cash or stock that are described in Section 2.22 of the Disclosure Schedule that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments will not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G. The Board of Directors of the Company has on the date of this Agreement unanimously adopted a resolution recommending that the Shareholders vote to adopt and approve the Merger and this Agreement and the consummation of the transactions contemplated herein. The Company will use commercially reasonable efforts to solicit from the Shareholders votes in favor of the proposal to adopt and approve the Merger and this Agreement and will take other action reasonably necessary or advisable to secure a vote in favor of the Merger and the adoption and approval of this Agreement.

4.8 Additions to and Modification of the Disclosure Schedule; Breaches. At or prior to the Closing the Company shall provide to Parent a revised Disclosure Schedule that updates the Company's representations made in
         Section 2.4 (Capitalization of the Company) to account for the filing of the Restated Company Charter, the reclassification of shares of Company Common Stock into shares of Series G Preferred Stock and the issuance of shares of Company Common Stock upon exercise of Company Stock Options or conversion of shares of Series G Preferred Stock prior to the Closing (the "Bringdown Disclosures"). The Bringdown Disclosures shall not be deemed to constitute an exception to the Company's representations and warranties under Section 2.4. In addition, from and after the date of this Agreement until the Closing, the Company shall promptly notify Parent by written update to the Disclosure Schedule (a) if any representation or warranty made by the Company in this Agreement was when made, or has subsequently become, untrue in any material respect or (b) the failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party hereto to effect the transactions contemplated hereby not to be satisfied. The delivery of any notice pursuant to this Section 4.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the rights of, or the remedies available to, Parent.

4.9 No Solicitation. The Company agrees (i) it will negotiate exclusively with Parent and its authorized representatives regarding the transaction contemplated hereby and will not, directly or indirectly, encourage or solicit the submission of, entertain inquiries, proposals or offers from, or enter into any agreement or negotiate with any person or entity (other than Parent) for the acquisition of the Company (whether by merger, combination, sale of assets, sale of stock or otherwise or other disposition of assets or technology other than in the ordinary course of business, and (ii) it will not furnish to any person any information with respect to any transaction prohibited by this Section 4.9. The Company agrees to take the necessary steps to promptly inform any such third party of the obligations undertaken in this Section 4.9 and this Agreement. The Company agrees to immediately inform Parent of any such inquiry from any such third party, including the material terms thereof (including without limitation, any terms regarding price) and the identity of the Person making such inquiry, and to keep the Parent informed, on a current basis, of the status and terms of any such proposals or offers.

4.10 Public Announcements. None of the parties hereto shall make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. The parties shall maintain this Agreement and the terms hereof in strict confidence, and neither party shall disclose this Agreement or any of its terms to any third party unless specifically ordered to do so by a court of competent jurisdiction after consulting with the other party or unless required by Applicable Law or regulation including, but no limited to, the rules and regulation of the Securities and Exchange Commission and the Nasdaq Stock Market. Notwithstanding the foregoing, the parties may, on a confidential basis, advise and release information regarding the existence and content of this Agreement or the transactions contemplated hereby to their respective Affiliates or any of their agents, accountants, attorneys and prospective lenders or investors in connection with or related to the transactions contemplated by this Agreement.

4.11     Preparation of Tax Returns: Tax Matters.

         (a) The Company shall timely file at its expense all Tax Returns required to be filed by the Company or any Subsidiary on or before the Closing Date; provided, however, that, after the date hereof, the Company shall not file any such Tax Returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, property, withholding or employment tax returns or statements) for any Tax period without prior written consent from Parent.

         (b) Parent will file (or cause to be filed) all Tax Returns of the Company and any Subsidiary required to be filed after the Closing Date, including Tax Returns for Tax Periods (or portions thereof) ending on or prior to the Closing Date. Neither Parent nor its Affiliates or representatives shall take any action (i) inconsistent with the tax treatment of the Merger as a sale of stock by the Shareholders or (ii) which has the direct or indirect effect of treating the Merger as a purchase of assets by Parent or the Merger Subsidiary.

4.12 Restated Company Charter. The Company shall use commercially reasonable efforts to amend and restate its articles of incorporation, as in effect on the date hereof, to provide for, among other things, the reclassification of shares of Company Common Stock into shares of Series G Preferred Stock and to amend the liquidation preferences of the Company Preferred Stock in order to provide for the allocation of the aggregate Merger Consideration among the Company Shareholders in the manner set forth in Section 1.11(c) hereof (the "Restated Company Charter"), which Restated Company Charter shall be in substantially the form as Exhibit F attached hereto.

4.13 Top Heavy Report. The Company shall use commercially reasonable efforts to provide Parent, prior to Closing, with a written report from the recordkeeper for the Company's 401(k) plan stating that the plan is not "top-heavy" pursuant to Section 416 of the Code.

4.14 Lessor Consents. The Company shall use commercially reasonable efforts to obtain, prior to Closing, Consents from (i) Comdisco, Inc., with regard to that Master Lease Agreement with Comdisco, Inc. dated August 25, 1997, and from (ii) GE Capital (as successor in interest), with regard to that Master Loan and Security Agreement with Lease Management Services, Inc. dated January 28, 1999, as amended on August 23, 2000.

                                   ARTICLE 5
           CONDITIONS TO PARENT'S AND MERGER SUBSIDIARY'S OBLIGATIONS

         The obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived by Parent:

5.1 Representations and Warranties True. The representations and warranties of the Company contained in this Agreement qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects and the representations and warranties of the Company not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time (it being understood that, in determining the accuracy of such representations and warranties for purposes of this Section 5.1, the Bringdown Disclosures shall be regarded but any other disclosure made pursuant to Section 4.8 shall be disregarded), except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3 Filed Agreement of Merger. The Agreement of Merger shall have been filed with the Secretary of State of California.

5.4 Estimated Closing Balance Sheet. Parent shall have received the Estimated Closing Balance Sheet, which shall be prepared in accordance with this Agreement, subject entirely to Parent's rights under Section 1.10.

5.5      Required Approvals and Consents.

         (a) All action required by law and otherwise to be taken by the Board of Directors of the Company and the Shareholders to authorize the Restated Company Charter and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         (b) All Consents of or from all Governmental Authorities required hereunder to consummate the transactions contemplated herein, and all Consents of or from all persons and entities other than Governmental Authorities that are identified in Exhibit C shall have been delivered, made or obtained, and Parent shall have received copies thereof.

5.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which is reasonably expected either individually or in the aggregate, to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

5.7 Legislation. No Applicable Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

5.8 No Material Adverse Effect. Parent shall not have discovered any fact, event or circumstance which has not been disclosed to Parent in the Disclosure Schedule as of the date of this Agreement which has had, or would reasonably be expected to have, a Material Adverse Effect.

5.9 Certificates. Parent shall have received such certificates of the Company's officers, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, to evidence compliance with the conditions set forth in this Article 5 and such other matters as may be reasonably requested by Parent.

5.10 Other Receipts; Good Standing. Parent shall have received copies of the Articles of Incorporation, or similar governing document of the Company and each of the Subsidiaries, in the case of the Company's Articles of Incorporation certified by the Secretary of State of the State of California; and Certificates of Good Standing (or their equivalent) from the Secretary of State of California evidencing the good standing (or its equivalent) of the Company in such jurisdiction.

5.11 Opinion of Company Counsel. Parent shall have received an opinion from Brobeck, Phleger & Harrison LLP, counsel to the Company dated the Closing Date, in substantially the form attached hereto as Exhibit D.

5.12 Escrow Agreement. The Company, the Shareholders' Representative and Escrow Agent shall have executed and delivered the Escrow Agreement.

5.13 Shareholder Agreements. The Shareholder parties thereto shall have executed and delivered the Shareholder Agreements.

5.14 Shareholder Approval. At least ninety percent (90%) of the shares of Company Capital Stock issued and outstanding as of the Closing Date shall have voted in favor of this Agreement and the Merger.

5.15 Resignation. Parent shall have received Letters of Resignation dated effective as of the Effective Time, from the officers and directors of the Company and its Subsidiaries.

5.16 Restated Company Charter. The Restated Company Charter shall have been approved by the Shareholders in accordance with Applicable Law and shall have been duly filed with and accepted and approved by the Secretary of State of California.

5.17 Termination of Marketing and Sales Agreement. The Marketing and Sales Agreement, dated as of October 20, 2000, between the Company and JHK Investments, LLC shall have been terminated.

5.18 Termination of Management Rights Agreement. The letter agreement regarding "Management Rights", dated as of January 27, 1997, between the Company and Kleiner Perkins Caufield & Byers VIII shall have been terminated.

5.19 Termination of Observation Rights Agreement. The letter agreement regarding "Observation Rights", dated as of February 20, 1998, between the Company and Tredegar Investments, Inc. shall have been terminated.

5.20 Termination of Voting Agreement. The Voting Agreement, dated as of October 20, 2000, between the Company and certain other parties listed therein, shall have been terminated.

5.21 Termination of Investor Rights Agreement. The Investor Rights Agreement, dated as of December 28, 2001, between the Company and the Investors (as such term is defined therein), shall have been terminated.

                                   ARTICLE 6
                       CONDITIONS TO COMPANY'S OBLIGATIONS

         The obligation of the Company to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived by the Company:

6.1 Representations and Warranties True. The representations and warranties of Parent and Merger Subsidiary contained in this Agreement qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects and the representations and warranties of Parent and Merger Subsidiary not so qualified shall be true and correct in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

6.2 Performance. Parent shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing.

6.3 Filed Agreement of Merger. The Agreement of Merger shall have been filed with the Secretary of State of California.

6.4      Corporate Approvals.

         (a) The Boards of Directors of Parent and Merger Subsidiary and Parent, as sole stockholder of Merger Subsidiary, shall have approved the transactions contemplated hereby. All action required to be taken by Parent to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         (b) All Consents of or from all Governmental Authorities required hereunder to consummate the transactions contemplated herein.

6.5 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which is reasonably expected either individually or in the aggregate, to have a Material Adverse Effect on Parent.

6.6 Legislation. No Applicable Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

6.7 Certificates. Parent shall have furnished the Company with such certificates of Parent's officers, in a form and substance reasonably acceptable to the Company, dated the Closing Date, to evidence compliance with the conditions set forth in this Article 6 and such other matters as may be reasonably requested by the Company.

6.8 Other Receipts; Good Standing. The Company shall have received copies of the Certificate of Incorporation, or similar governing document of Parent and Merger Subsidiary, certified by the Secretary of State of the state of incorporation of Parent and Merger Subsidiary; and Certificates of Good Standing (or their equivalent) from the Secretary of State of each state in which Parent and Merger Subsidiary is incorporated.

6.9 Opinion of Parent Counsel. Parent shall have delivered to Company an opinion from Oppenheimer Wolff & Donnelly LLP, counsel to Parent, dated the Closing Date, in substantially the form of Exhibit E.

6.10 Escrow Agreement. Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement and the appropriate funding obligations with respect thereto shall have been satisfied.

                                    ARTICLE 7
                                   TERMINATION

7.1 Methods of Termination. Subject to the other provisions of this Article 7, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time notwithstanding approval thereof by the Shareholders, at any time prior to the Closing:

         (a) By mutual written consent of Parent, Merger Subsidiary and the Company; or

         (b) By Parent and Merger Subsidiary on or after the Termination Date, or such later date as may be established pursuant to
                  Section 1.3, if any of the conditions provided for in Article 5 of this Agreement have not been reasonably satisfied or waived in writing by Parent prior to such date (unless the failure results primarily from a breach by Parent or Merger Subsidiary of any representation, warranty or covenant contained in this Agreement); or

         (c) By the Company on or after the Termination Date, or such later date as may be established pursuant to Section 1.3, if any of the conditions provided for in Article 6 of this Agreement have not been reasonably satisfied or waived in writing by the Company prior to such date (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

         (d) By the Parent and Merger Subsidiary if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company or any Subsidiary set forth in this Agreement; or

         (e) By the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement; or

         (f) By either party if any court of competent jurisdiction or any other governmental body has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action has become final and nonappealable.

7.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 7.1, written notice thereof will forthwith be given to the other party or parties, and, Subject to Article 8, the transactions contemplated herein will be abandoned, without further action by any party hereto.

7.3 Effect of Termination. If this Agreement is terminated as provided herein:

         (a) each party will, upon request, return all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same;

         (b) the obligations of Sections 4.4, 4.10 and 11.3 and Article 9 will continue to be applicable; and

         (c) any and all remedies available to each party either in law or equity shall be preserved and survive the termination of this Agreement.

                                   ARTICLE 8
                          SURVIVAL AND INDEMNIFICATION

8.1 Survival. The representations and warranties of each party contained in this Agreement, and all claims in respect of any breach of any such representation or warranty, will survive the Closing and shall expire upon the later of (a) eighteen (18) months after the Closing Date or
         (b) the Earnout Payment DATE. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate in accordance with this Section 8.1 shall continue to survive, if a notice of Claim pursuant to this Article 8 shall have been timely given under Section
         8.4 on or prior to such termination date, until the related claim has been satisfied or otherwise resolved as provided herein. The covenants set forth in this Agreement shall survive the Closing indefinitely. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

8.2 Indemnification by Shareholders. Subject to Section 8.5, the Shareholders, severally and not jointly, agree to indemnify, defend and hold harmless Parent, its directors, officers, employees and agents, from and against any and all Damages asserted against, relating to, imposed upon, suffered or incurred by Parent, Merger Subsidiary, its officers, directors, employees, agents and Affiliates, out of and to the extent of the Escrow Funds and/or Parent's right of off set against the Earnout Payment, if any, in connection with enforcing their indemnification rights pursuant to this Section 8.2 by reason of or resulting from (i) any untrue representation of, or breach of warranty by, the Company or its Subsidiaries in any part of this Agreement, (ii) any nonfulfillment of any covenant, agreement or undertaking of the Company or its Subsidiaries in any part of this Agreement, (iii) any Product Liability Claim or other third party claim relating to the Company or its Subsidiaries, whether presently in existence or arising hereafter from acts, events, conditions or circumstances existing or occurring on or before the Effective Time, regardless of whether such Product Liability Claim or third party claim arises out of or constitutes a breach of any representation, warranty or covenant in this Agreement, (iv) any payments made to Dissenting Shareholders pursuant to the CGCL in excess of the Merger Consideration per share of Company Common Stock or Company Preferred Stock held by Dissenting Shareholders, and (v) any negative Purchase Price Adjustment made pursuant to Section 1.10 (each of the above shall be referred to herein as an "Indemnification Liability").

8.3 Indemnification by Parent. Subject to Section 8.5, Parent agrees to indemnify, defend and hold harmless each of the Shareholders from and against any and all Damages asserted against, relating to, imposed upon, suffered or incurred by the Shareholders in connection with enforcing their indemnification rights pursuant to this Section 8.3 by reason of or resulting from (i) any untrue representation of, or breach of warranty by, Parent or Merger Subsidiary in any part of this Agreement, (ii) any nonfulfillment of any covenant, agreement or undertaking of Parent or Merger Subsidiary in any part of this Agreement; (iii) any liability of the Company arising out of the operation of the

         Company, any Subsidiary or any of their respective businesses after the Closing Date; (iv) any Liabilities for Taxes of the Company, any Subsidiary or any respective predecessor in interest with respect to any tax period or portion thereof beginning after the Closing Date; and
         (v) any Product Liability Claim or other third party claim relating to the Company or any Subsidiary, arising from acts, events, conditions or circumstances existing or occurring after the Effective Time. Subject to the limitations set forth in Section 11.13(b), each of the Shareholders is an intended third party beneficiary of the foregoing covenants

8.4      Claims for Indemnification.

         (a) Subject to Section 8.1, whenever any claim arises for indemnification hereunder the party seeking indemnification (the "Indemnified Party"), will promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event that the Shareholders are seeking indemnification as the Indemnified Party hereunder, or indemnification is sought against the Shareholders as an Indemnifying Party hereunder, then in either such case, the Shareholders' Representative shall be entitled to act on behalf of, and receive notice on behalf of, the Shareholders for any and all purposes stated therein. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party (a "Third Party Claim"), the notice to the Indemnifying Party will specify with reasonable specificity, if known, the basis under which the right to indemnification is being asserted and the amount or an estimate of the amount of the liability arising therefrom. The Indemnifying Party shall have the right to dispute and defend all Third Party Claims and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the Indemnifying Party, and the cost of such defense shall be borne by the Indemnifying Party, except that the Indemnified Party shall have the right to participate in such defense at its own expense, and provided, however that the Indemnifying Party must first acknowledge that the claim is a bona fide indemnification claim under this Agreement. The Indemnified Party shall cooperate in all reasonable respects in the investigation, trial and defense of any such claim, including making personnel, books, and records relevant to the claim available to the Indemnifying Party, without charge, except for reasonable out-of-pocket expenses. If the Indemnifying Party fails to take action within thirty (30) days as set forth above, then the Indemnified Party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the reasonable expenses of defense or settlement as the claim. The Indemnified Party shall also have the right and upon delivery of advance written notice to such effect to the Indemnifying Party, exercisable in good faith, to take such action as may be reasonably necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnifying Party, and any reasonable expenses incurred by Indemnified Party so acting shall be paid by the Indemnifying Party. Except as otherwise provided herein, the Indemnified Party will not, except at its own cost and expense, settle or compromise any Third

                  Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld. The parties intend that all indemnification claims be made as promptly as practicable.

         (b) If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, the Indemnifying Party will deliver, within ten (10) business days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party filed timely written notice of objection to any claim for indemnification, the validity and amount of such claim will be determined by arbitration pursuant to Article 9. If timely notice of objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, will have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof to any Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing.

8.5      Indemnification Limits.

         (a) Subject to the remainder of this Section 8.5 and except for fraud, the indemnification provisions set forth in this
                  Article 8 shall be the exclusive remedy for the Indemnified Party for a breach of any representation, warranty or covenant by the Indemnifying Party and shall be in lieu of any rights the Indemnified Party may have under law or in equity with respect to any such breaches or otherwise. The liability of each Shareholder as an Indemnifying Party under Section 8.2 shall be limited to such Shareholder's interest in the Escrow Fund and the Earnout Payment, if any (the "Maximum Amount").

         (b) Except as expressly provided otherwise herein, and subject to the provisions of Section 8.4, neither the Shareholders nor the Parent, as the case may be, will be entitled to indemnification for any Damages under this Article 8 unless the aggregate of all Damages is more than Two Hundred Thousand U.S. Dollars ($200,000) (the "Basket Amount"), other than Damages under clauses (iv) and (v) of Section 8.2 or for a breach of the representation in Section 2.17(b), which shall not be subject to the Basket Amount. When the aggregate amount of all such Damages hereunder, other than Damages under clauses (iv) and (v) of Section 8.2 or for a breach of the representation in Section 2.17(b), equals or exceeds the Basket Amount, the Parent or the Shareholders, as the case may be, will be entitled to full indemnification of all claims, including the Two Hundred Thousand U.S. Dollars ($200,000) that amounted to the Basket Amount. The parties hereto agree that the Basket Amount is not a deductible amount, nor that the Basket Amount will be deemed to be a definition of "material" for any purpose in this Agreement.

8.6 Right of Off-Set. Parent shall be entitled to set-off against any amounts otherwise payable by Parent to the Shareholders under this Agreement (including without limitation the Earnout Payment) any amounts to which Parent is entitled based on a claim for indemnification by Parent under this Article 8. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies nor limit Parent in any manner in the enforcement of any other remedies that may be available to it.

8.7 Escrow Funds. The Escrow Funds will be held in an interest-bearing escrow account as established pursuant to the Escrow Agreement for the purpose of satisfying claims by an Indemnified Party for indemnification under this Article 8 and will be released to an Indemnified Party only in accordance with the terms of the Escrow Agreement. Subject to, and in accordance with, the terms and conditions set forth in the Escrow Agreement, the Escrow Agent shall deliver or cause to be delivered to the Shareholders the balance, if any, of the Escrow Funds.

8.8 Expenses of Shareholders' Representative. The reasonable out-of-pocket costs and expenses of the Shareholders' Representative incurred on the Shareholders' behalf in connection with this Agreement or the Escrow Agreement (including legal and other fees incurred in connection with the defense of claims under Article 8 ) shall be paid out of the Escrow Funds; provided, that in the event the Escrow Funds are insufficient or have been released pursuant to the terms of the Escrow Agreement then such costs and expenses shall be paid out of the Earnout Payment, if any.

                                    ARTICLE 9
                                   ARBITRATION

9.1 Dispute. Except for any controversy, claim or dispute arising out of the failure by any party to this Agreement to consummate the Merger and the transactions contemplated by this Agreement and subject to the last sentence of this Section 9.1, any controversy, claim or dispute of whatever nature arising between the parties under this Agreement or in connection with the transactions contemplated hereunder, including those arising out of or relating to the breach, termination, enforceability, scope or validity hereof, whether such claim existed prior to or arises on or after the Effective Time (a "Dispute"), shall be resolved by mediation or, failing mediation, by binding arbitration. The agreement to mediate and arbitrate contained in this Article 9 shall continue in full force and effect despite the expiration, rescission or termination of this Agreement. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provision of this Agreement in any court of competent jurisdiction.

9.2 Mediation. No party shall commence an arbitration proceeding pursuant to the provisions set forth below unless such party shall first give a written notice (a "Dispute Notice") to the other parties setting forth the nature of the Dispute. The parties shall attempt in good faith to resolve the Dispute by mediation under the CPR Institute for Dispute Resolution ("CPR") Model Mediation Procedure for Business Disputes (the "CPR Procedure") in effect at the time of the Dispute. If the parties cannot agree on the selection of a mediator within 20 days after receipt of the Dispute Notice, the mediator will be selected in accordance with the CPR Procedure.

9.3      Arbitration.

         (a) If the Dispute has not been resolved by mediation as provided in Sections 9.1 and 9.2 within 60 days after receipt of the Dispute Notice or such greater period as the parties may agree upon in writing, or if a party fails to participate in a mediation, then the Dispute shall be determined by binding arbitration in Chicago, Illinois. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date on which the Dispute Notice is sent, subject to any modifications contained in this Agreement. The Dispute shall be determined by one arbitrator, except that if the Dispute involves an amount in excess of $250,000 (exclusive of interest and costs), three arbitrators shall be appointed. Persons eligible to serve as arbitrators shall be members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or persons who have professional credentials similar to those persons listed on such AAA or CPR panels. The arbitrator(s) shall have the right to appoint an independent expert (including an independent accounting firm) and the costs and expenses of such expert, together with the costs and expenses of the arbitrator(s), shall be born one-half by the Shareholders and one-half by Parent. The award shall be in writing and include the findings of fact and conclusions of law upon which it is based.

         (b) The arbitration shall be governed by the substantive laws of the State of Minnesota, without regard to conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction.

         (c) Except as otherwise required by law, the parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute. If a party fails to proceed with arbitration as provided in this Agreement, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party or parties, as applicable, shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

                                   ARTICLE 10
                                   DEFINITIONS

10.1 Definitions. The following terms, as used herein, have the following meanings:

         (a) "Affiliate" means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person, or (b) any Person who may be deemed to be an "affiliate" under Rule 145 of the Securities Act of 1933, as amended.

         (b) "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local common law or duty, caselaw or ruling, statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, code, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental, Safety and Health Laws) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

         (c) "Benefit Plan" means all Pension Plans, Welfare Plans and Compensation Plans.

         (d) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required by law to close.

         (e) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code, part 6 of Title I of ERISA and applicable regulations issued thereunder.

         (f) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         (g) "Company" means, unless the context otherwise specifically requires, the Company and its consolidated Subsidiaries.

         (h) "Company Capital Stock" means shares of Company Common Stock and Company Preferred Stock.

         (i)      "Company Common Stock" means the common stock of the Company.

         (j) "Company Preferred Stock" means the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, and Series G Preferred Stock of the Company.

         (k) "Company Stock Option" means an option to purchase a share of the Company's Common Stock granted pursuant to the Company Stock Option Plans.

         (l) "Company Stock Option Plans" collectively means the Company's 1995 Stock Option/Stock Issuance Plan and the 1998 Stock Option/Stock Issuance Plan, each as may be amended from time to time.

         (m) "Company Warrant" shall mean a warrant to purchase shares of Company Common Stock or Company Preferred Stock.

         (n) "Compensation Plan" means any material benefit or arrangement that is not either a Pension Plan or a Welfare Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits, (c) each bonus, incentive bonus or deferred bonus arrangement, (d) each arrangement providing termination allowance, severance or similar benefits, (e) each equity compensation plan, (f) each current or deferred compensation agreement, arrangement or policy, and (g) each compensation policy and practice maintained by the Company, any Subsidiary or any other ERISA Affiliate covering the employees, former employees, directors and former directors of the Company, any Subsidiary or any other ERISA Affiliate and the beneficiaries of any of them.

         (o) "Contracts" means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company is a party on the Closing Date, including the Scheduled Contracts.

         (p) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, net of insurance proceeds actually received, including, but not limited to, (i) interest on cash disbursements in respect of any of the foregoing at the "prime rate" as published in The Wall Street Journal, from time to time from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, and (ii) reasonable costs, fees and expenses of attorneys, accountants, bankers and other agents of the Person incurring such expenses. Notwithstanding the foregoing, in no event shall Damages include (x) expenses incurred in connection with investigations unless a claim is made, (y) Damages specifically identified (as to scope and amount) in the Disclosure Schedule, or (z) liabilities specifically disclosed (as to scope and amount) on the Latest Balance Sheet.

         (q)      "Earnout Payment" shall have the meaning set forth in Section
                  1.9.

         (r) "Environmental, Safety and Health Laws" means all Applicable Laws in any way relating to Environmentally Regulated Materials, toxic torts, occupational health and safety, or the environment, including, without limitation, the Safe Drinking Water and Toxic Enforcement Act ("Proposition 65"), the Federal Resource

                  Conservation and Recovery Act ("RCRA"), the Federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Federal Clean Air Act, the Federal Water Pollution Control Act, the Federal Safe Drinking Water Act, the Federal Toxic Substances Control Act ("TSCA"), the Federal National Environmental Policy Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Emergency Planning and Community Right to Know Act, the Federal Hazard Communication Act, the Federal Occupational Safety and Health Act, any requirements promulgated pursuant to these Applicable Laws, amendments, or restatements thereof or similar enactments thereof, as is now or at any time hereafter may be in effect, or any analogous foreign, state or local Applicable Laws.

         (s) "Environmental Liabilities" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities, third parties, or otherwise) whether currently in existence or arising hereafter solely with respect to facts or circumstances as they exist on the Closing Date which arise under or relate to any Environmental Law.

         (t) "Environmentally Regulated Material" means any element, compound, waste, pollutant, contaminant, substance, material or any mixture thereof: (a) the presence of which requires investigation or remediation under any Applicable Law; (b) that is defined as a "hazardous waste" or "hazardous substance," or chemicals known to cause cancer or reproductive toxicity under any Applicable Law; (c) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Company; (d) the presence of which causes a nuisance, trespass or other tortious condition; (e) the presence of which poses a hazard to the health or safety of Persons; (f) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos, (g) that gives rise to any exposure prohibition or warning requirement under any Environmental Law; or (h) that is otherwise regulated in any way under any Environmental Law.

         (u) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (v)      "ERISA Affiliate" means any "person," within the meaning of
                  Section 7701(a)(1) of the Code, that together with the Company or any Subsidiary is considered a single employer pursuant to
                  Section 414(b), (c), (m) or (o) of the Code or Section 3(5) or 4001(b)(1) of ERISA.

         (w)      "Escrow Agent" shall have the meaning set forth in Section
                  1.13.

         (x) "Escrow Agreement" means the agreement, in substantially the form attached hereto as Exhibit G, to be entered into by and among Parent, the Company and the Escrow Agent, pursuant to which a portion of the Initial Merger Consideration will be held in escrow in accordance with Section 1.8.

         (y) "Estimated Initial Merger Consideration" shall have the meaning set forth in Section 1.8(a).

         (z)      "FDA" means the United States Food and Drug Administration.

         (aa) "Final Initial Merger Consideration" shall have the meaning set forth in Section 1.10(d).

         (bb) "GAAP" means generally accepted accounting principles in the United States.

         (cc) "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         (dd)     "Group Health Plan" means any group health plan, as defined in
                  Section 5000(b)(1) of the Code.

         (ee) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         (ff)     "IRS" means the Internal Revenue Service.

         (gg) "Intellectual Property" shall mean all rights in patents, patent applications, trademarks (whether registered or not), trademark applications, service mark registrations and service mark applications, trade names, trade dress, logos, slogans, tag lines, uniform resource locators, Internet domain names, Internet domain name applications, corporate names, copyright applications, registered copyrighted works and commercially significant unregistered copyrightable works (including proprietary software, books, written materials, prerecorded video or audio tapes, and other copyrightable works), technology, software, trade secrets, know-how, technical documentation, specifications, data, designs and other intellectual property and proprietary rights, other than off-the-shelf computer programs, used in or necessary to the conduct of the business of the Company and its Subsidiaries.

         (hh) "Liability" or "Liabilities" means any liabilities, obligations or claims of any kind whatsoever whether absolute, accrued or unaccrued, fixed or contingent, matured or unmatured, asserted or unasserted, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due, including without limitation any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Company's or any Subsidiary's income, or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date hereof, whether or not known, due or payable, whether or not the same is required to be accrued on the financial statements or is disclosed on the Disclosure Schedule.

         (ii) "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance, adverse claim or charge of any kind in respect of such asset.

         (jj) "Material Adverse Effect" means, with respect to the Company or any of its Subsidiaries (together as one party for purposes of this Section), or Parent, in either case as applicable, an individual or cumulative adverse change in or effect on the business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties, liabilities or prospects (financial or otherwise) of such party which (a) would be materially adverse to the business, properties, working capital condition (financial or otherwise), assets, liabilities or prospects (financial or otherwise) of such party or its Subsidiaries taken as a whole but shall not include any of the foregoing arising out of, related to or otherwise by virtue of (i) conditions affecting the United States economy or the United States financial markets generally, (ii) events, circumstances of conditions generally affecting the medical device industry, (iii) any change in law or GAAP, (iv) commencement or material escalation of a war, armed hostilities or other international or national crisis or security event directly or indirectly involving the United States or any of its territories after the date of this Agreement; (b) would prevent such party from consummating the transactions contemplated hereby.

         (kk) "Merger Consideration" means the aggregate consideration that becomes payable to the Shareholders under this Agreement, including the Final Initial Merger Consideration and the Earnout Payment.

         (ll) "Net Product Revenues" means Parent's properly recognized consolidated aggregate gross revenues received from sales of the Products for any use or indication, less the sum of the following deductions paid by the Parent where applicable and not otherwise reimbursed by distributors, customers or another third party: shipping, handling, freight and similar costs of the Parent; sales, use or other excise or similar taxes imposed upon particular sales of the Products (excluding income taxes); customs duties; allowances or credits to customers because of rejections or returns of Product; commercially reasonable trade or quantity discounts and fees given by the Parent to distributors or customers, as calculated in accordance with generally accepted accounting principles consistently applied by Parent in accordance with its revenue recognition policies. In the event that Parent bundles the Product with any other of Parent's products or services, the amount of Net Product Revenue to be attributed as having been received by Parent hereunder for the bundled products and services will be calculated by the determining the relevant proportion that the standard list price of the Product bears to the standard list prices of the other products and services bundled with the Product.

         (mm)     "Payment Agent" shall have the meaning set forth in Section
                  1.13.

         (nn) "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

         (oo) "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;
                  (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens and Encumbrances specifically identified in the Latest Balance Sheet; (v) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (vi) other Liens set forth on the Disclosure Schedule; provided, however, that, with respect to each of clauses (i) through (v), to the extent that any such Lien on any of the Company's or its Subsidiaries' assets arose prior to the date of the Latest Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued for under GAAP, such Lien shall not be a Permitted Lien unless all such Liabilities have been fully accrued or otherwise reflected on the Latest Balance Sheet. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Benefit Plan shall be a Permitted Lien.

         (pp) "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

         (qq) "Plan Affiliate" means, with respect to any Person, any Benefit Plan sponsored by, maintained by or contributed to by such Person, and with respect to any Benefit Plan, any Person sponsoring, maintaining or contributing to such plan or arrangement.

         (rr) "Product" or "Products" means the Her Option(TM) Cryoblation Therapy(TM) System and any of its individual component parts, including without limitation, consoles and disposables and any other products developed, modified or derived after the Closing that (i) cryoablate the uterine lining or uterine fibroids, or (ii) are covered by any claim in any patents listed in Section 2.19 of the Disclosure Schedule, any patent issuing from any patent application listed in Section 2.19 of the Disclosure Schedule or any claim in any issued patent claiming priority to any of the foregoing.

         (ss) "Properties" means any real property owned or leased by or to the Company or a Subsidiary.

         (tt)     "Restated Company Charter" shall have the meaning set forth in
                  Section 4.12.

         (uu)     "Scheduled Contracts" shall have the meaning set forth in
                  Section 2.13(a).

         (vv)     "Securities Act" means the Securities Act of 1933, as amended.

         (ww) "Series D, E & F Preference Amount" means the aggregate total of the liquidation preference amounts determined in clauses
                  (i), (ii) and (iii) of Article III, Section B.2(a) of the Restated Company Charter.

         (xx) "Severance Accruals" means severance payments and relocation expenses, if any, payable to employees of the Company at or after the Closing, pursuant to written agreements between the Company and such employees entered into prior to, and in accordance with the terms existing as of, the Closing, all of which are listed on Schedule 10.1(xx) attached hereto.

         (yy) "Shareholders" means the Persons who hold of record immediately prior to the Effective Time shares of Company Capital Stock.

         (zz) "Subsidiary" or "Subsidiaries" means each corporation or other legal entity as to which more than fifty percent (50%) of the outstanding equity securities having ordinary voting rights or power at the time of determination is being made is owned or controlled, directly or indirectly, by the Company.

         (aaa) "Tax" or "Taxes" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax. The term Tax shall also include any Liability of the Company or the Subsidiaries for the Taxes of any other Person under U.S. Treasury Regulations
                  Section 1.1502-6 (or similar provisions of state, local or foreign law), as a transferee or successor by contract or otherwise.

         (bbb) "Tax Return" means all returns, declarations, reports, estimates, forms, information returns and statements or other information required to be filed with respect to any Tax.

         (ccc) "Transaction Expenses" means (i) all fees and expenses incurred by or on behalf of the Company in connection with the Merger payable to a third party including, without limitation, all legal, accounting, financial advisory, investment banking, consulting and all other fees and expenses of third parties incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby, and (ii) all bonuses payable to employees of the Company solely as a result of the Closing, all of which are listed on Schedule 1.8 (d) hereto.

         (ddd) "U.S. Government" means the United States Government, including any agencies, commissions, branches, instrumentalities and departments thereof.

         (eee) "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA (including without limitation a plan excluded from coverage by Section 4 of ERISA).

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by facsimile, once such notice or other communication is transmitted to the facsimile number specified below and electronic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

         If to Company prior to Closing:

                  To:      Cryogen, Inc.
                           11065 Sorrento Valley Court
                           San Diego, CA  92121
                           Attn:  Chief Executive Officer
                           Fax:   (858) 453-2663

                  With a copy to:

                           Brobeck, Phleger & Harrison LLP
                           12390 El Camino Real
                           San Diego, CA  92121
                           Attn:  Michael S. Kagnoff, Esq.
                           Fax:   (858) 720-2555

         If to the Company after Closing or to the Parent or Merger Subsidiary:

                  To:      American Medical Systems, Inc.
                           10700 Bren Road West
                           Minnetonka, Minnesota 55343
                           Attn:  Chief Executive Officer
                           Fax:   (612) 930-6695

                  With a copy to:

                           Oppenheimer Wolff & Donnelly LLP
                           Plaza VII, 45 South Seventh Street, Suite 3400 Minneapolis, Minnesota 55402
                           Attn:    Thomas A. Letscher, Esq.
                           Fax:     (612) 607-7100

         If to the Shareholders' Representative:

                  To:      Robert Knarr
                           JHK Investments LLC
                           One Gorham Island
                           Westport, CT 06880
                           Telephone: (203) 341-9200
                           Fax: (203) 341-9800

         Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

11.2     Amendments; No Waivers.

         (a) Subject to Applicable Law, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.3 Expenses. All costs, fees and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense. This
         Section 11.3 shall survive the termination of this Agreement.

11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

11.5 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

11.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

11.7 Entire Agreement. This Agreement (including the Disclosure Schedule, all Exhibits and Schedules and all other agreements referred to herein or therein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

11.8 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

11.9 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

11.10 Construction. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

11.11 Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.12 Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Parent or Merger Subsidiary or employee or former employee of the Company or any Affiliate thereof (including any beneficiary or dependent thereof).

11.13 Appointment of Shareholders' Representative; Enforcement of Rights, Benefits and Remedies.

         (a) By adopting this Agreement, the Shareholders hereby irrevocably constitute and appoint Robert Knarr as the Shareholders' Representative, effective as of the Effective Time, for the purpose of performing and consummating the transactions contemplated by this Agreement and the Escrow Agreement. The appointment of such Shareholders' Representative is coupled with an interest and all authority hereby conferred shall be irrevocable and such Shareholders' Representative is hereby authorized and directed to perform and consummate all of the transactions contemplated by this Agreement. Not by way of limiting the authority of the Shareholders' Representative, each and all of the Shareholders, by their adoption of this Agreement, for themselves and their respective heirs, executors, administrators, successors and assigns hereby authorize the Shareholders' Representative to:

                  (i) effect any amendment to this Agreement or the Escrow Agreement which the Shareholders' Representative deems necessary or desirable,

                  (ii) execute and deliver on their behalf all documents and instruments which may be executed and delivered pursuant to this Agreement or the Escrow Agreement, except that all stock powers and letters of transmittal with respect to the transfer of the Company Common Stock or Company Preferred Stock shall be personally executed by the Shareholders,

                  (iii) make and receive notices and other communications pursuant to this Agreement or the Escrow Agreement and service of process in any legal action or other proceeding arising out of or related to this Agreement or the Escrow Agreement or any of the transactions hereunder,

                  (iv) settle any dispute, claim, action, suit or proceeding arising out of or related to this Agreement or the Escrow Agreement or any of the transactions hereunder, including, without limitation, the calculation of the Merger Consideration or the defense, settlement or compromise of any claim, action or proceeding for which Parent or Merger Subsidiary may be entitled to indemnification,

                  (v) receive and distribute the Initial Merger Consideration and Earnout Payment,

                  (vi)     appoint or provide for successor agents, and

                  (vii) pay expenses incurred or which may be incurred by or on behalf of the Shareholders (and to be reimbursed by the Shareholders for their pro rata share of such expenses out of the sums held by the Escrow Agent pursuant to the Escrow Agreement) in connection with this Agreement and the Escrow Agreement.

                  In the event of the death or disability of the Shareholders' Representative, a majority of the remaining Shareholders shall promptly appoint a replacement. No person serving as the Shareholders' Representative under this Agreement shall have any personal liability to any Shareholder or its permitted assigns with respect to any action taken, suffered or omitted by him hereunder as a Shareholders' Representative while acting in good faith and in the absence of gross negligence or willful misconduct, and any act done, suffered or omitted pursuant to the advice of counsel shall be deemed hereunder to have been done in good faith, except to the extent that such person may have liability as a Shareholder hereunder. The Shareholders shall severally and not jointly indemnify the Shareholders' Representative and hold him harmless against any loss, liability or expense incurred without bad faith or gross negligence on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of their duties hereunder.

         (b) Any claim, action, suit, or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to Shareholders under this Agreement or the Escrow Agreement shall be asserted, brought, prosecuted or maintained only by the Shareholders' Representative. With respect to any matter contemplated by this Section 11.13, the Shareholders shall be bound by any determination in favor of or against the Shareholders' Representative or the terms of any settlement or release to which the Shareholders' Representative shall become a party.

         (c) Any notice given the Shareholders' Representative will constitute notice to each and all of the Shareholders at the time the notice is given to the Shareholders' Representative. Any action taken by, or instruction received from, the Shareholders' Representative will be deemed to be action be, or notice or instruction from, each and all of the Shareholders. Parent may, and the Escrow Agent will, disregard any notice or instruction received directly from any of the Shareholders other than the Shareholders' Representative.

         (d) At any time during the term of the Escrow Agreement, holders of a majority in interest of the Escrow Funds can remove and replace the Shareholders' Representative by sending notice and a copy of the written consent appointing such new individual or individuals signed by holders of a majority in interest of the Escrow Funds to Parent and the Escrow Agent.

                     (Following Page is the Signature Page)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


AMERICAN MEDICAL SYSTEMS, INC.                                   CRYOGEN, INC.
a Delaware corporation                                           a California corporation

By: /s/ M. James Call                                            By: /s/ Charles Tribie
    -------------------------------                                  -------------------------------
Name: M. James Call                                              Name: Charles Tribie
      -----------------------------                                    -----------------------------
Title: Executive Vice President and                              Title: President and Chief Executive Officer
       Chief Financial Officer


SNOWBALL ACQUISITION CORP.                                       SHAREHOLDERS' REPRESENTATIVE
a California corporation

By: /s/ M. James Call                                            /s/ Robert A. Knarr
    -------------------------------                              -----------------------------------
Name: M. James Call                                                      Robert Knarr
      -----------------------------
Title: Chief Financial Officer


                                 SCHEDULES INDEX

Schedule 1.8(d)               Schedule of Transaction Expenses

Schedule 1.11(c)              Schedule of Shareholders

Schedule 1.11(c)(i)           Schedule of Percentage Interests in the
                              Series D, E & F Preference Amount

Schedule 1.11(c)(iv)          Schedule of Percentage Interests in the Fourth
                              Preference Amount

Schedule 10.1(xx)             Schedule of Severance Accruals

                                  EXHIBIT INDEX

EXHIBIT A                Form of Agreement of Merger

EXHIBIT B                Form of Shareholder Agreement

EXHIBIT C                Third Party Consents

EXHIBIT D                Form of Brobeck, Phleger & Harrison LLP Legal Opinion

EXHIBIT E                Form of Oppenheimer Wolff & Donnelly LLP Legal Opinion

EXHIBIT F                Form of Restated Company Charter

EXHIBIT G                Form of Escrow Agreement






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